                                  PACIFICORP K PLUS

                      EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                                   1999 RESTATEMENT





PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON 97232                                                  COMPANY








                                  STOEL RIVES LLP

                                     ATTORNEYS

                             STANDARD INSURANCE CENTER
                          900 SW FIFTH AVENUE, SUITE 2300
                            PORTLAND, OREGON 97204-1268
                              TELEPHONE (503) 224-3380
                                 FAX (503) 220-2480
                                     TDD (503)

                                  TABLE OF CONTENTS

                                                                                 Page
ARTICLE I         RELEVANT DATES; QUALIFICATION

                  1.01        Effective Date; Valuation Dates;
                              Plan Year                                            2
                  1.02        Qualification                                        2

ARTICLE II        APPLICATION TO THE COMPANY AND AFFILIATES

                  2.01        Eligible Employers                                   3
                  2.02        Service for Affiliates                               3
                  2.03        Adoption Procedure                                   4

ARTICLE III       ELIGIBILITY AND SERVICE

                  3.01        Conditions of Eligibility                            4
                  3.02        Service                                              5
                  3.03        Leaves of Absence                                    7
                  3.04        Break in Service                                     9

ARTICLE IV        CONTRIBUTIONS

                  4.01        Compensation                                        10
                  4.02        Pre-Tax Contributions                               12
                  4.03        Matching Contributions                              14
                  4.04        Contribution Limits for Highly
                              Compensated Employees                               16
                  4.05        Actions to Correct Excess Contributions
                              for Highly Compensated Employees                    18
                  4.06        Fixed and Supplemental Contributions                19
                  4.07        Post-Tax Contributions                              21
                  4.08        Deductibility                                       21
                  4.09        Limit on Annual Additions                           22
                  4.10        Payment of Contributions                            24

ARTICLE V         PARTICIPANTS' ACCOUNTS

                  5.01        Participants' Accounts                              25
                  5.02        Valuations and Adjustments                          27

                                        ii



                                                                                 Page
                  5.03        Allocations from Leveraged ESOP
                              Suspense Account                                    27
                  5.04        Special Distribution of Dividends                   29
                  5.05        In-Service Withdrawals                              30
                  5.06        Loans to Participants                               33
                  5.07        Rollovers                                           37
                  5.08        Transfers Between Plans                             38

ARTICLE VI        RETIREMENT BENEFITS

                  6.01        Entitlement; Retirement Dates;
                              Participation After Mandatory
                              Benefit Starting Date                               39
                  6.02        Amount and Form of Benefit                          40
                  6.03        Distribution Survives Death                         42
                  6.04        Application for Benefits; Time of
                              Distribution                                        42
                  6.05        Distribution Rules                                  44
                  6.06        Restrictions on Transfer of Distributed
                              Shares                                              45
                  6.07        Right to Sell Distributed Shares                    45

ARTICLE VII       BENEFITS ON DEATH OR DISABILITY

                  7.01        Benefits on Death                                   48
                  7.02        Disability                                          49
                  7.03        Designation of Beneficiary                          50

ARTICLE VIII      BENEFITS AFTER TERMINATION OF EMPLOYMENT

                  8.01        Vesting                                             52
                  8.02        Distributable Amount                                52
                  8.03        Payment of Benefits                                 52
                  8.04        Forfeiture of Unvested Amounts                      54
                  8.05        Restoration of Forfeited Amounts                    55
                  8.06        Vesting After Rehire or Withdrawal                  56

ARTICLE IX        PLAN ADMINISTRATION

                  9.01        Administrative Committee                            57
                  9.02        Committee Powers and Duties                         57
                  9.03        Company and Employer Functions                      58

                                        iii



                                                                                 Page
                  9.04        Claims Procedure                                    59
                  9.05        Expenses                                            59
                  9.06        Indemnity and Bonding                               60

ARTICLE X         INVESTMENT OF TRUST FUNDS

                 10.01        Establishment of Trust                              60
                 10.02        Investment Funds                                    61
                 10.03        ESOP Loans                                          65

ARTICLE XI        AMENDMENT; TERMINATION; MERGER

                 11.01        Amendment                                           66
                 11.02        Termination                                         68
                 11.03        Treatment of Employers                              68
                 11.04        Merger                                              69

ARTICLE XII       MISCELLANEOUS PROVISIONS

                 12.01        Information Furnished                               69
                 12.02        Applicable Law                                      69
                 12.03        Plan Binding on All Parties                         69
                 12.04        Not Contract of Employment                          69
                 12.05        Notices                                             70
                 12.06        Benefits Not Assignable;
                              Qualified Domestic Relations
                              Orders                                              70
                 12.07        Nondiscrimination                                   70
                 12.08        Nonreversion of Assets                              70
                 12.09        Forfeiture of Benefits for Lost Persons             71

ARTICLE XIII      SPECIAL TOP-HEAVY PLAN RULES

                 13.01        Application of Rules                                72
                 13.02        Determination of Top-Heavy Status                   72
                 13.03        Top-Heavy Plan Restrictions                         74

APPENDIX A        PARTICIPANTS IN UTAH SAVINGS PLAN                               75

APPENDIX B        1998 ENHANCED RETIREMENT PROGRAM                                78


                                    INDEX OF TERMS


TERM                                   SECTION                                   PAGE
Administrative Committee               9.01                                       57
ADP                                    4.04-2                                     16
ADS Shares                             4.10-1                                     24
Affiliate                              2.01-2                                      3
Agent for Service of Process           9.02-2                                     58
Annual Addition                        4.09-3                                     22

Beneficiary                            7.03                                       50
Break in Service                       3.04                                        9
Break in Service Year                  3.04-1(b)                                   9

Committee                              9.01                                       57
Company                                Heading, 9.03                           1, 58
Compensation                           4.01                                       10
CP                                     4.04-2                                     16

Death Benefit                          7.01                                       48
Deferred Retirement Date               6.01-2(b)                                  40
Disability                             7.02-2                                     49

Effective Date                         1.01-1                                      2
Employer                               2.01-3, 9.03                            3, 58
Employment Year                        3.02-2                                      6

Financial Hardship                     5.05-8                                     31
Fixed Contribution                     4.06-1                                     19

Highly Compensated Employee            4.04-2(a)                                  16
Hour of Service                        3.02-4                                      6

Investment Fund                       10.02-1                                     61

Key Employee                          13.02-4                                     73

Leaves of Absence                      3.03                                        7
Leveraged ADS Shares                   5.01-3                                     26
Leveraged ESOP Suspense Account        5.01-3                                     26

Matching Contribution                  4.03                                       14
Maternity or Paternity                 3.04-1(d)                                   9

                                        v



TERM                                   SECTION                                   PAGE
New ESOP Program                       Preamble                                    1
Normal Retirement Date                 6.01-2(a)                                  40

Participant                            3.01-4                                      5
Plan Administrator                     9.02-2                                     58
Plan Year                              1.01-3                                      2
Post-Tax Contributions                 4.07                                       21
Pre-Tax Contributions                  4.02                                       12
Prior ESOPs                            Preamble                                    1
Prior ESOP Program                     Preamble                                    1
Prior Savings Plans                    Preamble                                    1

Qualified Employee                     3.01-3                                      5

Rollover                               5.07                                       37

Service                                3.02                                        5
Service Year                           3.02-1                                      6
Supplemental Contribution              4.06-3                                     20

Top-Heavy Plan                        13.02-1                                     72
Transfer                               5.08                                       38
Trustee                               10.01                                       60

Utah Plan Participants                 APPENDIX A                                 75

Valuation Date                         1.01-2                                      2

Year of Service                        3.02-3                                      6


                                  PACIFICORP K PLUS

                      EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                                   1999 RESTATEMENT



PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON 97232                                                  COMPANY




          The Company adopted the PacifiCorp K Plus Employee Savings and Stock Ownership Plan effective January 1, 1988 as a consolidation of several employee savings plans (the Prior Savings Plans) and several employee stock ownership plans (the Prior ESOPs) each maintained by the Company or one of its affiliates. The plan initially consisted of a savings plan for each of four operating segments of the Company's affiliated group (each a Plan Segment), a continuation of the Prior ESOPs as an employee stock ownership plan, and a new employee stock ownership plan (the New ESOP Program). The Plan Segments, the Prior ESOP and the New ESOP Program all were operated as parallel plans under a single document. The plan subsequently was amended to reflect the merger of the Plan Segments into a single savings plan and the merger of the Prior ESOP with the New ESOP Program to form a single employee stock ownership plan.

          As a result of divestiture or reorganization, the Company ceased to maintain separate operating segments. The plan was restated effective generally January 1, 1998 to eliminate unnecessary references to Plan Segments and Segment Leaders, to conform to changes in applicable law, and to make various editorial and administrative changes.

          The plan is funded through a master trust maintained under an agreement with a trustee. Separate trusts previously were maintained under the same agreement for several categories of unallocated shares of Company stock, which ceased to exist when the shares were allocated. Company stock was converted into ADS Shares issued by Scottish Power plc (ScottishPower), the Company's parent corporation, upon the merger of PacifiCorp with a subsidiary of ScottishPower. After that conversion all plan references to Company stock were changes to ADS Shares.

          In order to reflect the conversion of Company stock to ADS Shares, the Company adopts this 1999 Restatement.


                                      ARTICLE I

                            RELEVANT DATES; QUALIFICATION

     1.01 EFFECTIVE DATE; VALUATION DATES; PLAN YEAR

          1.01-1    This restatement shall be effective as of the date of merger of PacifiCorp and a subsidiary of ScottishPower.

          1.01-2    December 31 of each year shall be the regular valuation
date. Each other date on which the trust assets are valued at the request of the Committee shall be a special valuation date.

          1.01-3    The plan year and limitation year shall be a calendar year.

     1.02 QUALIFICATION

          1.02-1    The Savings Plan Program and the ESOP Program and the
related trusts are for the exclusive benefit of eligible employees and are intended to comply with sections 401(a), 401(k), 409 (formerly 409A), 501 and 4975(e)(7) of the Internal Revenue Code, as amended, and related Code provisions and applicable regulations.

          1.02-2    If the Commissioner of Internal Revenue rules that any
plans under the Savings Plan Program, the ESOP Program as amended by this restatement do not qualify under section 401(a), 401(k), 409 or 4975(e)(7) of the Internal Revenue Code and related Code provisions, the Company may amend this document retroactively to qualify the plans.

                                      ARTICLE II

                      APPLICATION TO THE COMPANY AND AFFILIATES

     2.01 ELIGIBLE EMPLOYERS

          2.01-1    The Company has adopted this plan, and any affiliate
approved by the Company may adopt this plan, for the benefit of its employees.

          2.01-2    "Affiliate" means a corporation, person or other entity
that is any of the following:

                    (a) A member, with an Employer, of a controlled group of businesses under section 414(b) of the Internal Revenue
          Code.

                    (b) A member, with an Employer, of a group of trades or businesses under common control under section 414(c) of the Internal Revenue Code.

                    (c) A member, with an Employer, of an affiliated service group under section 414(m) of the Internal Revenue Code.

                    (d) A member, with an Employer, of a group of businesses required to be aggregated under section 414(o) of the Internal Revenue Code.

                    (e) An entity that has been designated an affiliate for this purpose by the Company.

          2.01-3    "Employer" means the Company and any adopting affiliate.
The Savings Plan Program and the ESOP Program, respectively, as adopted by Employers, are separate plans. All of the plan assets of each such plan are available to pay benefits for all participants in the plan, except to the extent ESOP Program assets are pledged as security for ESOP Loans.

     2.02 SERVICE FOR AFFILIATES

          2.02-1    Transfer of employment from one affiliate to another
shall not cause a termination or Break in Service.

          2.02-2    Work for any affiliate, whether or not an adopting
Employer, shall be counted as Service after the business becomes an affiliate or an earlier date fixed by the Company or in a statement of adoption.

          2.02-3 If a business is acquired by the Company or an affiliate and not continued as a separate affiliate, Service for employees of the acquired business who become employees of the Company or the acquiring affiliate shall be counted from their date of hire by the Company or the affiliate. Past service for the acquired business may be counted from dates fixed by the Company or in a statement of adoption, filed with the Committee and announced to affected employees.

          2.02-4    If a person is employed by two or more affiliates at the
same time, the following rules shall apply:

                    (a) Service for both affiliates shall count to determine whether a Service Year is a Year of Service.

                    (b) The employee may elect pre-tax contributions up to the maximum allowed percentage of Compensation from each Employer but may not elect contributions from Compensation from a nonadopting affiliate.

                    (c) The employee shall receive a share of the matching contribution from each Employer based on pre-tax contributions with respect to Compensation from each.

                    (d) The employee shall receive an allocation of the fixed and supplementary contributions, if any, based on Compensation from each Employer.

     2.03 ADOPTION PROCEDURE

          An affiliate may adopt this plan by a written statement signed by the affiliate, approved by the Company and filed with the Trustee. The statement shall include the effective date of adoption and any special provisions that are to be applicable only to employees of the adopting affiliate.


                                     ARTICLE III

                               ELIGIBILITY AND SERVICE

     3.01 CONDITIONS OF ELIGIBILITY

          3.01-1    A Qualified Employee of an Employer shall become eligible
to participate in the Plan as follows:

                    (a) Eligibility to elect Pre-Tax Contributions shall begin with the first of the pay period in which the Qualified Employee becomes eligible for Employer's welfare benefits. Such eligibility occurs on the first of the calendar month coinciding with or next following the Qualified Employee's first day of employment, or such later date as the administrative actions necessary to permit election of Pre-Tax Contributions are completed. In no event shall eligibility occur more than 90 days after the first day of employment.

                    (b) Eligibility for all contributions, other than Pre-Tax Contributions, shall begin with the first day of the pay period in which the Qualified Employee completes one Year of Service.

          3.01-2    The Committee may postpone the eligibility dates
described in 3.01-1(a) or (b) to the first day of the next pay period after the pay period described.

          3.01-3    "Qualified Employee" means any employee of Employer
except the following:

                    (a) An employee identified as a "casual employee" within Employer's payroll system.

                    (b) An employee covered by a collective bargaining agreement that does not provide for participation in this plan.

                    (c) A leased employee treated as an employee for pension purposes solely because of section 414(n) of the Internal Revenue Code.

                    (d) An employee identified as a "temporary employee" within Employer's payroll system.

                    (e) An individual classified by Employer as an independent contractor or as an employee of a nonaffiliated entity.

          3.01-4    Every employee eligible to elect contributions or having
an account under this plan shall be known as a participant. The Committee shall inform participants about the plan and furnish enrollment forms for designating beneficiaries, making contribution elections and making investment elections.

     3.02 SERVICE

          3.02-1    "Service Year" means:

                    (a) For initial eligibility under 3.01 and Break in Service under 3.05--an Employment Year.

                    (b)  For vesting under 8.01--an Employment Year.

          3.02-2    "Employment Year" means the 12-month period starting on the date the employee first performs an Hour of Service or an anniversary of that date.

          3.02-3    "Year of Service" means a Service Year in which an
employee has 1,000 or more Hours of Service.

          3.02-4    "Hours of Service" are the following:

                    (a) Hours, whether or not worked, for which the employee is directly or indirectly paid or entitled to payment.

                    (b) Regularly scheduled hours during leave of absence under 3.03.

                    (c) Hours covered by a back pay award or agreement, regardless of mitigation of damages, unless already counted.

                    (d) Hours paid for at or after termination of employment for unused vacation, holiday, sick leave, disability or jury duty.

          3.02-5    The following shall apply to Hours of Service for periods
not worked:

                    (a) Hours shall be computed and attributed to Service Years in accordance with Department of Labor Regulations sections 2530.200b-2(b) and (c).

                    (b) Hours directly or indirectly paid for under 3.02-4(a) include regularly scheduled hours during periods of disability when the individual is receiving payments from an Employer or from an insurance company under a policy maintained by Employer or under workers' compensation laws.

                    (c) Hours directly or indirectly paid for under 3.02-4(a) do not include hours during periods in which an individual receives payments only under unemployment compensation laws, regardless of the source of payment.

                    (d) Hours counted under 3.02-4(d) do not include any hours on account of severance pay, except severance pay in lieu of Service.

          3.02-6    Hours of Service shall be credited as follows:

                    (a) For employees who are paid semimonthly, 95 hours shall be credited for each half-monthly pay period in which the employee has one or more hours as defined in 3.02-4.

                    (b) For employees who are paid bi-weekly, 90 hours shall be credited for each bi-weekly pay period in which the employee has one or more hours as defined in 3.02-4.

     3.03 LEAVES OF ABSENCE

          3.03-1    An employee on leave of absence shall be treated as
employed for all purposes of this plan.

           3.03-2    Leave of absence under 3.03-1 shall mean the following:

                    (a) Leave of absence authorized by Employer, if the employee returns within the time prescribed and otherwise fulfills all conditions imposed by Employer.

                    (b) Leave of absence in accordance with Employer policies because of illness or accident, including disability that does not result in retirement, if the employee returns promptly after recovery.

                    (c) Periods of military service if the employee returns with employment rights protected by law.

                    (d) Periods of leave covered by the Family and Medical Leave Act of 1993 (FMLA leave).

          3.03-3    In authorizing leaves of absence, Employer shall treat
all employees who are similarly situated alike as much as possible.

          3.03-4    If a person on leave fails to meet the conditions of the
leave or fails to return to work when required, the following shall apply:

                    (a) Employment shall be terminated and accrual of Service shall stop when the failure occurs if either of the following applies:

                         (1)  The leave is not for military service
               and the failure is because of death, disability under 7.02 or retirement.

                         (2)  The leave is FMLA leave.

                    (b) If (a) does not apply, employment shall be terminated and accrual of Service shall stop as of the date the leave began.

                    (c) No previous allocation of contributions or forfeitures shall be changed.

                    (d) Any resulting forfeiture shall occur not earlier than the date the failure occurs.

     3.04 BREAK IN SERVICE

          3.04-1    A Break in Service shall be determined as follows:

                    (a) A Break in Service shall occur when an employee has five consecutive Break-in-Service Years.

                    (b) Subject to (c), a Break-in-Service Year is a Service Year in which an employee who has terminated employment has no Hours of Service.

                    (c) Regardless of Hours of Service, an employee absent because of maternity or paternity shall not, because of such absence, have a Break in Service Year until the second
          Employment Year following the Employment Year in which the absence begins, subject to (e) below.

                    (d) "Absence because of maternity or paternity" means an absence from Service because of any of the following:

                         (1)  Pregnancy.

                         (2)  Birth of the employee's child or care
               following birth.

                         (3) Adoption of the employee's child or care following adoption or placement for adoption.

                    (e) Paragraph (c) above shall not apply unless the employee furnishes timely information satisfactory to the Committee to establish the following:

                         (1) That the absence was due to maternity or paternity.

                         (2)  The length of such absence.

          3.04-2    Intermittent periods of Service shall be aggregated until
there is a five-year Break in Service. If a Break in Service occurs and the employee has later Service, Service before the Break will be counted as follows:

                    (a) For vesting, pre-Break Service will be counted if the tests in (b) below are met and the employee has a Year of Service after the Break.

                    (b) For eligibility for participation, pre-Break Service will be counted only if either of the following applies:

                         (1)  The employee had a vested interest
               before the Break.

                         (2)  The number of Years of Service before
               the Break is greater than the number of
               consecutive Break-in-Service Years.

          3.04-3    If an employee has a five-year Break in Service, has
later Service and Service before the Break is counted, the following shall apply:

                    (a) The employee shall participate immediately on resumption of employment as a Qualified Employee.

                    (b) Service before and after the Break shall be combined for vesting of future contributions.

                    (c) Restoration of any forfeiture of an employee's account shall be governed by 8.05.

          3.04-4    If a rehired employee's Service before a Break is not
counted, the employee shall be treated as newly hired and may participate when eligible under 3.01. In that event, the first day of Service after rehire shall start a new Employment Year for eligibility and vesting.


                                      ARTICLE IV

                                    CONTRIBUTIONS

     4.01 COMPENSATION

          4.01-1    "Compensation" means the following, up to the limit in
4.01-2:

                    (a) For deductibility under 4.08, compensation means wages subject to income tax withholding, as reported on IRS Form W-2.

                    (b) For the annual addition limit under 4.09-2(b), for determination of highly compensated employees under 4.04-5, and for ADP and CP testing under 4.04-2, compensation means the amount described in (a) plus pre-tax contributions and amounts set aside by the participant from otherwise taxable income under a welfare benefit plan qualified under section 125 of the Internal Revenue Code.

                    (c) For fixed and supplemental contributions under 4.06, pre-tax contributions under 4.02, and matching contributions under 4.03, compensation means the amount in
          (b), but excluding all of the following:

                         (1)  Noncash compensation, expense
               reimbursement, and fringe benefits.

                         (2)  Payments before termination of
               employment for surrender of accumulated unused personal time.

                         (3)  Payment for termination of employment
               (such as retirement bonuses, disability benefits and severance pay).

                         (4)  Recognition awards under the Company's
               Spot Award Recognition Program.

                         (5)  Incentive pay (such as taxable income
               from stock options, the long-term incentive pay program and the restricted stock plan).

          4.01-2    Except for determination of the annual addition limit and
the making of pre-tax and matching contributions, compensation counted for any participant shall be limited to $150,000 plus any cost-of-living adjustment authorized by applicable law. The limit shall apply to compensation after reduction for pre-tax contributions and cafeteria plan salary reductions. It shall not prevent pre-tax contributions from continuing after a participant has received compensation in excess of the limit as long as 4.04 is satisfied based on compensation after the limit has been imposed.

          4.01-3    During any leave of absence for military service under
3.03-2(c), compensation shall be imputed at the rate the participant would have been paid if not absent. If this amount is not reasonably certain, compensation shall be based on the participant's average compensation during the 12 months immediately before the leave began, or all such months if fewer than 12.

     4.02 PRE-TAX CONTRIBUTIONS

          4.02-1    For each plan year Employer shall make pre-tax
contributions as follows for participants not excluded for pre-tax contributions by the terms of an Employer's adoption statement or a collective bargaining agreement:

                    (a) Subject to 4.08, 4.09, and the limits stated below, the contribution for a participant shall be an amount elected by the participant, and the participant's compensation for the year shall be reduced by that amount.

                    (b) The Committee shall fix the maximum percentage of compensation that may be elected under (a). The Committee may fix lower maximums for highly compensated employees to satisfy the requirements of 4.04.

                    (c) The maximum pre-tax contribution for any participant under (a) shall be $7,000 plus any cost-of-living adjustment authorized by applicable regulations.

                    (d) In the first year of participation, compensation shall be counted for the part year after participation starts.

                    (e) This plan shall be a profit sharing plan with respect to pre-tax contributions.

          4.02-2    The Committee shall establish rules covering the method
and frequency of elections and procedures for starting, stopping and changing the rate of pre-tax contributions.

          4.02-3    If an employee's pre-tax contributions for a plan year
would be more than permitted under 4.02-1(c) (an excess deferral), the following shall apply:

                    (a) Any direction for such an excess deferral shall be invalid and the directed deferral shall not be made. An excess deferral made by mistake shall be returned under 12.08-3 if possible by the end of the plan year during which the excess deferral is received. If a participant's excess deferral cannot be returned by the end of the plan year, it shall be withdrawable under (b) by the participant by notice in accordance with Committee rules and the rules in (c) below shall apply.

                    (b) If an excess deferral occurs because of combined pre-tax deferrals under this plan and another plan, the participant may withdraw the excess only if all of the following conditions are satisfied:

                         (1)  The participant notifies the Committee
               of the excess deferral by March 1 following the close of the year, unless the Committee waives the deadline.

                         (2)  The notice specifies how much of the
               excess deferral is to be withdrawn from this plan.

                         (3)  Other applicable rules of the Committee
               are followed.

                    (c) Any withdrawal under (a) or (b) shall be completed by April 15 following the close of the year for which the excess deferral is made.

                    (d) A participant's withdrawal under (b) shall be reduced by the amount of any excess contribution previously distributed under 4.05-2 for the same plan year.

                    (e) A participant's withdrawal under (a) or (b) shall include related investment earnings and shall be reduced by the amount of any excess contribution previously distributed under 4.06-2 for the same plan year.

          4.02-4 A participant who returns from military leave under 3.03-2(c) may make pre-tax contributions on account of the period of leave as follows:

                    (a) Subject to (c), make-up pre-tax contributions may be made during the contribution make-up period under (b) out of compensation payable during such make-up period.

                    (b) The contribution make-up period begins on the date the participant is reemployed and ends on the earlier of the following:

                         (1)  The fifth anniversary of reemployment.

                         (2)  The last day of a period that is three
               times the period of military leave.

                    (c) To the extent permitted by applicable regulations, make-up contributions may be made out of funds other than compensation. Each such contribution shall be considered made when the participant delivers funds to the plan equal to the contribution amount.

                    (d) The participant shall file an election with the Committee designating the plan year during military leave to which make-up pre-tax contributions under (a) and (c) relate.

                    (e) Pre-tax contributions under (a) and (c), plus pre-tax contributions otherwise made for the plan year for which the make-up contributions are made, shall not exceed the limit in 4.02-1(c) and 4.02-3 shall apply.

     4.03 MATCHING CONTRIBUTIONS

          4.03-1    Employer shall make a matching contribution for each
participant for each plan year. The matching contribution shall be a percentage of the participant's pre-tax contributions for the year, other than those attributable to unused credits under a cafeteria plan.

The pre-tax contributions on which matching contributions may be based shall be limited to 6 percent of Compensation. The matching contribution percentage shall be the following:

                    (a) 50 percent, unless a different percentage is set under (b) below.

                    (b) A percentage set pursuant to a collective bargaining agreement.

          4.03-2    Any addition to the matching contribution that is fixed
under 4.03-1(b) after the end of a calendar quarter shall be made only for participants who do one of the following:

                    (a)  Remain employed on the last day of the quarter.

                    (b) Terminate employment during the quarter due to death, disability or retirement.

          4.03-3    Matching contributions shall be credited to each
participant's ESOP Program account for matching contributions. If the ESOP Program is funded with an ESOP Loan under 10.03, then each matching contribution shall be applied to repayment of the ESOP Loan to the extent directed by the Company, under the applicable Leveraged ESOP suspense account procedures in accordance with 5.01-3, 5.03 and 10.03-2.

          4.03-4    Pre-tax contributions shall be determined after giving
effect to any reductions under 4.05, 4.06-4 or 12.08, and to any withdrawals under 5.05.

          4.03-5    Each plan year, Employer shall make an additional matching contribution with respect to make-up pre-tax contributions made during that plan year under 4.02-4 as follows:

                    (a) The additional matching contribution shall be determined separately with respect to each plan year to which a participant's election under 4.02-4(d) relates.

                    (b) The amount of the additional matching contribution with respect to any plan year during military leave shall equal the amount of additional matching contribution that would have been made had the make-up pre-tax contributions been made during that plan year.

     4.04 CONTRIBUTION LIMITS FOR HIGHLY COMPENSATED EMPLOYEES

          4.04-1    For each year the plan shall satisfy the
nondiscrimination tests in sections 401(k)(3) and 401(m) of the Internal Revenue Code in accordance with Treasury Regulation sections 1.401(k)-1 and 1.401(m)-1 and -2. The following provisions shall be applied in a manner consistent with the Code and Regulation sections, which are incorporated by this reference.

          4.04-2    For each plan year the Committee shall determine the
actual deferral percentage (ADP) and the contribution percentage (CP) of the eligible employees who are highly compensated employees under 4.04-5 and the ADP and CP of the remaining eligible employees as follows:

                    (a) The ADP and CP for the highly compensated employees or for the nonhighly compensated employees is the average of the individual deferral or contribution percentages for all eligible employees in the group.

                    (b) An employee's individual deferral percentage is the individual's pre-tax contributions for the year as a percentage of the individual's compensation under (e).
          Excess pre-tax deferrals for a nonhighly compensated employee under a plan maintained by Employer shall be disregarded.

                    (c) An employee's individual contribution percentage is the sum of the following for the year as a percentage of the individual's compensation under (e):

                         (1)  The individual's allocated fixed and
               matching contributions.

                         (2)  The individual's allocated supplemental
               contribution.

                    (d) If any employee group does not participate in leveraged ADS Shares with respect to matching contributions for all or part of any year, a separate CP shall be calculated for that group in that year or part year.

                    (e) Compensation for purposes of the ADP and CP is compensation as defined in 4.01-1(d) or (e) while the employee is eligible to participate.

                    (f) The following shall be aggregated to determine the ADP and CP for this provision and for 4.04-3:

                         (1)  All plans that are aggregated with this
               plan under Internal Revenue Code sections
               401(a)(4) and 410(b) (other than for the average benefit percentage test).

                         (2)  All cash and deferred arrangements in
               which the same highly compensated employee is eligible to participate.

          4.04-3    Neither the ADP nor the CP of the highly compensated
employees may exceed the greater of the following as adjusted in 4.04-4:

                    (a) 1.25 times the ADP or CP of the nonhighly compensated employees for the prior plan year.

                    (b) 2 percentage points higher than the ADP or CP of the nonhighly compensated employees for the prior plan year, up to 2 times such ADP or CP.

          4.04-4    The limit in 4.04-3(b) shall be adjusted in accordance
with the Treasury Regulation section 1.401(m)-2 to avoid duplicate use of the limit for any highly compensated employee in violation of Code section 401(m)(9).

          4.04-5    "Highly compensated employee" is defined in section
414(q) of the Internal Revenue Code and related Treasury regulations. In determining which employees are highly compensated employees, the following shall apply:

                    (a) Subject to (b), (c) and (d) below, highly compensated employees for a plan year are persons who perform services for Employer during the year or the prior plan year and are one of the following:

                         (1)  An owner of five percent or more of an
               Employer during either year.

                         (2)  A person paid over $$80,000 for the
               prior year who is among the highest paid 20 percent of employees of Employer for such prior year, aggregating employees of all statutory affiliates under 2.01-2.

                    (b) The dollar amounts in (a) shall be adjusted in accordance with Treasury regulations for changes in cost of living.

                    (c) Former employees shall be taken into account in accordance with applicable regulations.

                    (d) Pay for this purpose shall mean compensation under 4.01-1(c).

     4.05 ACTIONS TO CORRECT EXCESS CONTRIBUTIONS FOR HIGHLY COMPENSATED
EMPLOYEES

          4.05-1    If the ADP or CP of the highly compensated employees
would exceed the limits in 4.04-3, the Committee shall adjust the contributions for certain highly compensated employees to come within the limits, as follows:

                    (a)  If the ADP limit is exceeded, pre-tax
          contributions and related matching contributions shall be reduced taking the highest individual deferral amount first.

                    (b) If the CP limit is exceeded, the matching contributions shall be reduced, taking the highest individual contribution amount first.

          4.05-2    Amounts adjusted under 4.05-1 shall be by forfeiture or
distribution as follows:

                    (a) Any amount from matching contributions shall be forfeited, with related earnings, as follows:

                         (1)  Any amount under 4.05-1(a) shall be
               forfeited whether or not it would otherwise have been vested.

                         (2)  Any amount under 4.05-1(b) shall be
               forfeited to the extent of any unvested balance in the matching contribution account of the highly compensated employee to whom it applies. The unvested balance shall be determined before the reduction.

                         (3) Amounts forfeited shall be applied first to restore previously forfeited amounts under 8.05-1, then to pay plan expenses or offset future matching contributions.

                    (b) Subject to (c) below, any amount not forfeited under (a) above shall be distributed, with related earnings, to the highly compensated employees to whom it applies. The related earnings shall be determined under a method that does not discriminate in favor of highly compensated employees, is consistent for all participants and corrective distributions for the same plan year, and is used by the plan for allocating income to participants' accounts. Distribution shall be made during the plan year after the year to which the excess applies.

                    (c) A distribution under (b) above because of the ADP test shall be adjusted by the amount of any excess deferral previously withdrawn under 4.02-3(b) for the same plan year.

     4.06 FIXED AND SUPPLEMENTAL CONTRIBUTIONS

          4.06-1    For participants each year who meet the conditions of
4.06-4, Employer shall make a fixed contribution to the plan equal to a percentage of Compensation as follows:

                    (a) A percentage set from time to time by resolution of the Board of Directors of the Company and announced to participants. Except as provided in (b), the percentage shall be a uniform percentage of Compensation for all participants of all Employers.

                    (b) A percentage set pursuant to a collective bargaining agreement for employees in one or more collective bargaining units. Each collective bargaining agreement shall specify a uniform percentage of Compensation for each affected participant.

          4.06-2    Fixed contributions designated by the Company for
repayment of an ESOP Loan under 5.01-3 shall be credited to the Leveraged ESOP suspense account maintained for the ESOP Loan and allocated pursuant to 5.03-1(c). Other fixed contributions shall be allocated to participant's accounts directly as a percentage of Compensation corresponding with the fixed contribution rate of the participant's Employer for the year.

          4.06-3    The Company may direct Employers to make supplemental
contributions, to the extent necessary to supplement dividends on ADS Shares held in a Leveraged ESOP suspense account for such loans so as to allow interest on the loans to be paid fully from such dividends and supplemental contributions. The amount of the supplemental contributions and the portion of it to be made by each Employer shall be decided by the Company in its sole discretion.

          4.06-4    Fixed contributions shall be allocated to participants'
accounts regardless of continuing employment. Supplemental contributions shall be allocated to participants' accounts as of the last day of each plan year and shall only be allocated to accounts of participants who remain employed on the last day of the year. An employee absent at year-end because of a period of leave during which service must be counted under the Family and Medical Leave Act of 1993 shall be treated as employed for this purpose.

          4.06-5    Fixed contributions and supplemental contributions
allocated to a participant under 4.06-2 or 4.06-6(b) shall be credited to the participant's ESOP Program account for fixed contributions. If the ESOP Program is funded with an ESOP Loan, then the fixed and supplemental contributions shall be applied to repayment of the ESOP Loan to the extent directed by the Company, under the applicable Leveraged ESOP suspense account procedures in accordance with 4.06-6 and 5.01-3.

          4.06-6    The supplemental contribution for each year shall be
allocated as follows:

                    (a) If directed by the Company, the contribution first shall be allocated to the Leveraged ESOP suspense account in the amount, if any by which dividends paid in the year on ADS Shares in the suspense account and matching and fixed contributions for the year designated for repayment of the ESOP Loan in the suspense account are less than the payments due for the year on the ESOP Loan. The amount shall be allocated in proportion to Compensation for all participants of all Employers.

                    (b) The remaining contribution after any allocation under (a) shall be allocated to participants under collective bargaining agreements who meet the conditions of 4.06-3 in proportion to the fixed and matching contributions leading to the federal tax reductions with reference to which the supplemental contributions have been made. No supplemental contributions shall be made in amounts that would cause allocations to participants other than as described in 4.06-3. Each collective bargaining agreement shall specify a uniform percentage of Compensation for each affected participant.

          4.06-7    Employer shall make additional fixed and supplemental
contributions as follows for a participant who returns from military leave under 3.03-2(c):

                    (a)  The additional fixed and supplemental
          contributions shall be determined separately with respect to each plan year during which the participant was absent on military leave.

                    (b)  The additional fixed and supplemental
          contributions with respect to a year during any period of absence for military leave shall equal the amount of additional fixed and supplemental contributions that would have been made on behalf of the participant for the plan year if the compensation imputed under 4.01-3 had been paid during the period of absence.

                    (c)  The additional fixed and supplemental
          contributions shall be subject to the limits in 4.08 and
          4.09 that applied to the plan year for which the additional contribution is made.

     4.07 POST-TAX CONTRIBUTIONS

          No post-tax contributions by employees shall be required or accepted under this plan. Post-tax contributions made under the Prior Savings Plans or the Utah Power Plan shall be held under this plan in a post-tax contribution account for distribution under the terms of this plan.

     4.08 DEDUCTIBILITY

          4.08-1    Contributions are conditioned upon deductibility under
section 404 of the Internal Revenue Code, except to the extent that deductible contributions are not sufficient to pay principal and interest on money borrowed to acquire ADS Shares. To the extent a deduction is disallowed, 12.08 shall apply.

          4.08-2    If contributions would exceed the limit because of
another defined contribution plan, the amount recovered under 12.08 shall be charged in the same order as reductions under 4.09-8.

     4.09 LIMIT ON ANNUAL ADDITIONS

          4.09-1    Benefits shall be limited in accordance with the
following rules as provided in Internal Revenue Code section 415 and related regulations. The following provisions shall be applied in a manner consistent with the Code and regulations, which are incorporated by this reference.

          4.09-2    No annual addition for any participant shall be more than
the lesser of the following:

                    (a) $30,000 plus any cost-of-living adjustment authorized by applicable law; or

                    (b) 25 percent of the participant's compensation, as defined in 4.01-1(b), for the limitation year.

          4.09-3    "Annual addition" means for any limitation year the sum
of all contributions and forfeitures allocated to the participant's accounts for the year, subject to the following:

                    (a) Allocations to a participant's account in the form of leveraged ADS Shares acquired with the proceeds of an ESOP Loan under 10.03 shall be calculated with reference to Employer contributions used to repay the loan.

                    (b) Contributions applied to pay interest on an ESOP Loan shall be excluded if the requirements in (c) are satisfied.

                    (c) The exclusion under (b) shall apply in a year only if no more than one-third of all the contributions for the year under the ESOP Program are contributed for the benefit of persons who are highly compensated employees under 4.04-5.

                    (d) In applying the limitations on annual additions, all employers that are statutory affiliates as described in 2.01-2, with the adjustment provided in section 415(h) of the Internal Revenue Code, shall be considered a single employer.

          4.09-4    If an Employer contributes ADS Shares under the ESOP
Program, or an Employer contribution is used to purchase ADS Shares, the Employer contribution limit under 4.09-2(a) for the year shall be increased by the amount so contributed up to a maximum limit of twice that stated in 4.09-2(a) if the requirements of 4.09-3(c) are met.

          4.09-5    If an annual addition for a participant would exceed the
limit in 4.09-2, the Committee shall, pursuant to Treasury Regulation section 1.415-6(b)(6), eliminate the excess by reducing the participant's pre-tax, matching, fixed and supplemental contributions for the year in that order. The amount of the reduction shall be credited to a suspense account and reallocated to participants in the following year as a reduction in the contributions to the plan by the Employer of the participant from whom the excess was taken. Gains and losses may be credited to the suspense account, as determined by the Committee.

          4.09-6    If Employer maintains one or more other defined
contribution plans at any time, the annual additions under all such plans shall be combined for purposes of applying the above limitations giving effect to any adjustment allowed for annual additions under any other plan. For the purposes of 4.09-2(a) only, any contribution to a separate account for post-retirement medical benefits for a key employee under a funded welfare benefit plan shall be considered such an annual addition.

          4.09-7    If Employer maintains or has maintained one or more
defined benefit pension plans at any time, the following rules shall apply:

                    (a) The defined benefit fraction under all such plans combined with the defined contribution fraction under this plan and all other defined contribution plans currently or previously maintained by Employer shall not exceed 1.0 for any individual.

                    (b) The defined benefit fraction numerator shall be the participant's projected annual normal retirement benefit. The denominator shall be the maximum benefit under section 415(b)(1) of the Internal Revenue Code, adjusted under (d).

                    (c) The defined contribution fraction numerator shall be the sum of all annual additions for the participant since the plan's inception. The denominator shall be the sum of the maximum annual additions under section 415(c)(1) of the Internal Revenue Code for all years of the participant's employment with Employer, adjusted under (d).

                    (d) The denominators under (b) and (c) shall be the smaller of the maximum percentage limitation amount times
          1.4 or the maximum dollar limitation amount times 1.25.

          4.09-8    If an annual addition for a participant would exceed the
limits in 4.09-2 or 4.09-7 because of any other tax qualified retirement plan of an Employer, the contributions under this plan shall stand and the contributions or benefits under the other plan shall be reduced as necessary to meet the limit.

          4.09-9    In applying the limitations on annual additions, all
employers who are affiliates under 2.01-2 shall be considered a single employer.

          4.09-10   If an annual addition for a participant would exceed the
limit in 4.09-2 for a limitation year, then excess annual additions may be corrected in one or a combination of the following ways, as determined by the
Committee:

                    (a) By corrective disbursement to the affected participants in accordance with Treasury Regulation section 1.415-6(b)(6)(iv).

                    (b)  By applying the excess amounts in the
          participant's account to reduce Employer contributions to the plan for that participant for the next limitation year, and, to the extent necessary, for future limitation years. If the participant is not covered by the plan as of the end of the limitation year, the excess amounts shall be held unallocated in a suspense account for the limitation year and reallocated in the next limitation year to reduce Employer contributions for all remaining participants in the plan in accordance with Treasury Regulation section 1.415-6(b)(6)(ii).

     4.10 PAYMENT OF CONTRIBUTIONS

          4.10-1    Contributions may be in cash or in ADS Shares, subject to
the following rules:

                    (a) Contributions to the extent necessary to pay principal and interest on money borrowed to acquire ADS
          Shares shall be in cash.

                    (b) "ADS Shares" means American depository securities of the Company's parent corporation, ScottishPower plc, that are readily tradable on an established securities market.

          4.10-2    Employer shall make payments to the Trustee to cover all
contributions as follows:

                    (a) Subject to (b) and (c), a pre-tax contribution shall be paid as soon as the amount can reasonably be identified and separated from Employer's other assets.
          Payment shall in any event be made
           within 15 business days after the end of the month in which the participant would otherwise have received the amount deducted from pay on account of the pre-tax contribution.

                    (b) All contributions for a plan year shall be paid within the regular or extended time for filing Employer's federal income tax return for the year.

                    (c)  In any event, all pre-tax and matching
          contributions for a plan year shall be paid no later than 12 months after the end of the plan year.


                                      ARTICLE V

                                PARTICIPANTS' ACCOUNTS

     5.01 PARTICIPANTS' ACCOUNTS

          5.01-1    The Committee shall keep separate accounts for each
participant for the following:

                    (a) Savings Plan accounts for amounts derived from pre-1988 contributions for matching contributions, and post-tax contributions.

                    (b)  Savings Plan accounts as follows:

                         (1)  Pre-tax contribution accounts for
               amounts derived from pre-tax contributions received before 1991 as well as those received after 1990.

                         (2) Special collective bargaining employees' accounts for post-1987 contributions for any matching, fixed and supplementary contributions pursuant to collective bargaining agreements that do not permit the contributions to be allocated to ESOP Program accounts under (d).

                         (3)  Rollover and transfer accounts.

                         (4)  Utah Power Prior Savings Plan Accounts
               for amounts transferred to the Savings Plan program from the Utah Power Savings Plan effective as of the close of the 1990 plan year.

                         (5)  North-West Prior Savings Plan Accounts
               for amounts transferred to the Savings Plan
               Program from the North-West Savings Plan effective as of the close of the 1990 plan year.

                    (c) ESOP Program accounts for amounts derived from pre-1988 tax credit contributions.

                    (d) ESOP Program accounts for amounts derived from post-1987 contributions for the following:

                         (1)  Matching contributions other than those
               under (b) above.

                         (2)  Fixed contributions other than those
               under (b) above.

                         (3)  Supplemental contributions other than
               those under (b) above.

                    (e) ESOP Program accounts for amounts transferred from the Utah Power Savings Plan and from the North-West ESOP.

          5.01-2    The Committee shall furnish each participant annually a
statement showing contributions to date and the funds credited to each account.

          5.01-3    The Committee shall direct the Trustee to maintain an
unallocated suspense account (Leveraged ESOP suspense account) for each loan (ESOP Loan) entered into by the Trustee to finance the purchase of ADS Shares (leveraged ADS Shares) under 10.03. A separate Leveraged ESOP suspense account shall be maintained for each ESOP Loan. The following amounts shall be credited to the Leveraged ESOP suspense account:

                    (a) Proceeds from the ESOP Loan and any earnings from the proceeds if invested pending acquisition of the leveraged ADS Shares.

                    (b) Leveraged ADS Shares acquired with the ESOP Loan proceeds.

                    (c) Amounts contributed by an Employer under the ESOP Program and designated by the Employer for repayment of the ESOP Loan.

                    (d)  Earnings received on leveraged ADS Shares under
          (b) and contributions under (c) while held in the leveraged ESOP Suspense Account.

     5.02 VALUATIONS AND ADJUSTMENTS

          5.02-1    As of each regular or special valuation date, the Trustee
shall value the pooled investment funds and segregated accounts at their fair market values and report the values to the Committee. The Committee shall allocate the values to segregated and nonsegregated accounts as of the valuation date. The allocation to nonsegregated accounts shall be in proportion to account balances on the valuation date before adding any allocations or subtracting any withdrawals or other distributions made as of that date and appropriate adjustment shall be made for any interim contributions or distributions since the last valuation date. Segregated accounts shall be adjusted individually to reflect changes affecting each account.

          5.02-2    The Committee may call for a special valuation upon
finding that desirable to avoid a material distortion in benefits or otherwise to administer the plan properly.

          5.02-3    The Trustee shall determine the fair market value of ADS
Shares and other securities issued by Employers (Employer securities) as of each regular or special valuation date. The Trustee shall engage a qualified, independent person or organization to fix the value of Employer securities held under the plan, if required by the Trust Agreement or by applicable law.

     5.03 ALLOCATIONS FROM LEVERAGED ESOP SUSPENSE ACCOUNT

          5.03-1    Subject to 5.03-5, as of each plan year end and, if
designated by the Committee, as of each special allocation date during the plan year, the Committee shall determine in accordance with applicable law and regulations the number of shares of leveraged ADS Shares to be released from each Leveraged ESOP suspense account and allocated to participants' accounts under either 5.03-2 or 5.03-3. The Committee shall make allocations to participants for the year in accordance with the following:

                    (a) Allocations of leveraged ADS Shares shall be based on nonmonetary units corresponding with the Trustee's cost for the stock being allocated.

                    (b) Allocations shall be made first to ESOP Program matching contribution accounts in accordance with matching contributions designated for repayment of the ESOP Loan during the year.

                    (c) After allocation under (b), an allocation of any remaining amount shall be made to ESOP Program fixed contribution accounts in accordance with fixed contributions designated for repayment of the ESOP Loan during the year.

                    (d) After allocations under (b) and (c), an allocation of any remaining amount shall be made to ESOP Program supplemental contribution accounts in accordance with 4.06-6.

                    (e) To the extent that earnings on leveraged ADS Shares need not be retained in a suspense account to repay money borrowed, such earnings shall be included in the allocations under (b), (c) and (d).

          5.03-2    Subject to 5.03-3, 5.03-4 and 5.03-5, the number of
shares of leveraged ADS Shares to be released from a Leveraged ESOP suspense account shall be at least equal to the number of shares held in the account just prior to the release multiplied by a fraction as follows:

                    (a) The numerator shall be the amount of principal paid for the plan year on a loan for money borrowed to buy such stock or to repay money previously borrowed for such purpose.

                    (b) The denominator shall be the sum of the numerator plus the principal to be paid on such borrowed funds in all future years.

          5.03-3    Release of shares under 5.03-2 may be made only if the
following requirements are met:

                    (a) The Leveraged ESOP loan must provide for the payment each year of principal and interest at a cumulative rate that is not less rapid at any time than annual payments of such amounts for 10 years.

                    (b)  Interest included in any payment can be
          disregarded only to the extent that it would be treated as interest under standard loan amortization tables.

                    (c) The term of the loan including renewals, extensions and refinancings cannot exceed 10 years.

          5.03-4    The alternative procedure described in this provision
shall apply if elected by the Committee or if the requirements of 5.03-3 are not met. Subject to 5.03-5, under the alternative method, the number of shares of leveraged ADS Shares to be released from a Leveraged ESOP suspense account shall at least equal the number of such shares held in the account just prior to the release multiplied by a fraction as follows:

                    (a) The numerator shall be the sum of the principal and interest paid for the plan year on a loan for money borrowed to buy such stock or to repay money previously borrowed for such purpose.

                    (b) The denominator shall be the sum of the numerator plus the principal and interest to be paid on such borrowed funds in all future years.

                    (c) If the interest under the loan is variable, future interest shall be computed at the rate in effect on the regular valuation date.

          5.03-5    If an ESOP Loan is repaid with the proceeds of another
loan (Replacement ESOP Loan), the following shall apply:

                    (a) Such repayments shall not release shares for allocation to participants under 5.03-1, and

                    (b) Shares released by such repayments shall be transferred to a Leveraged ESOP Suspense Account for the Replacement ESOP Loan.

     5.04 SPECIAL DISTRIBUTION OF DIVIDENDS

          5.04-1    If directed to do so by the Company, except as provided in
5.04-2(e), the Trustee shall distribute cash dividends on ADS Shares held on the dividend record date by the trust. The distribution of cash dividends under this provision shall apply to dividends on ADS Shares allocated to participants under ESOP Program accounts.

          5.04-2    Distributions under 5.04-1 shall be subject to the
following:

                    (a) Company direction under 5.04-1 must be by written notice from the person designated in 9.03-1, and may be revoked by the Company with respect to a dividend at any time before the dividend is distributed.

                    (b) Dividend distributions shall be paid in cash no later than 90 days after the end of the plan year in which the dividends are received by the trust.

                    (c) For each participant or beneficiary, the amount distributed shall equal the amount otherwise allocable to the individual's account for the dividend.

                    (d) Any earnings on a dividend before distribution shall be retained in the trust and allocated to the account of the participant or beneficiary affected.

                    (e) The Committee may allow participants to elect to have dividends retained in their accounts rather than distributed currently in cash.

     5.05 IN-SERVICE WITHDRAWALS

          5.05-1    All or part of a participant's Prior Savings Plan account
for post-tax contributions may be withdrawn before termination of employment at the participant's option, subject to 5.06-3(c), in the following order:

                    (a) The lesser of accumulated post-tax contributions made before January 1, 1987 or the current value of the account may be withdrawn first.

                    (b) If all amounts under (a) have been withdrawn, the remainder of the account may be withdrawn.

          5.05-2    If all amounts under 5.05-1 have been withdrawn, a
participant may withdraw any amounts attributable to rollovers and unrestricted transfers without a showing of financial hardship. A restricted transfer is one that is attributable to accounts that were subject to legally required withdrawal restrictions under the transferor plan and is not an elective transfer under 5.08-2(d).

          5.05-3    The following accounts may be withdrawn before
termination of employment to the extent needed for a financial hardship of the participant approved by the Committee under 5.05-9:

                    (a)  The lesser of (1) or (2) below:

                         (1)  Pre-tax contributions, including those
               received before January 1, 1988.

                         (2)  The current balance of the pre-tax
               contribution account.

                    (b) The vested portion of a Prior Savings Plan account for matching contributions.

                    (c) Subject to 5.05-5, the current balance of the participant's rollover and transfer account, including earnings to the most recent valuation date.

          5.05-4    Subject to 5.05-5, a participant over age 59 1/2 may
withdraw all or part of the participant's accounts at the participant's option, exclusive of amounts attributable to the ESOP Program accounts.

          5.05-5    Withdrawals shall not be allowed from funds (including
post-transfer earnings) attributable to amounts transferred from a money purchase pension plan, excluding amounts attributable to any after-tax employee contributions included in the transfer, unless the employee has reached age 70 1/2.

          5.05-6    A participant who is totally disabled under Employer's
Long-Term Disability Plan or who meets the standards for Social Security total, permanent disability payments may withdraw all or part of the participant's accounts at the participant's option.

          5.05-7    A participant who has reached age 70 1/2 may elect to
receive all or part of the entire account.

          5.05-8    "Financial hardship" means a participant's immediate and
heavy financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

                    (a)  Medical expenses under Internal Revenue Code
          section 213(d) of the participant, a dependent member of the participant's immediate family or household, or another dependent.

                    (b) The cost of current tuition and room and board for post-secondary education and related educational fees for the next 12 months for the participant, the participant's child or spouse, or a dependent under Internal Revenue Code section 152.

                    (c) The cost of buying the principal residence of the participant, not including making mortgage payments.

                    (d)  The cost of preventing eviction from or
          foreclosure on the principal residence of the participant.

                    (e) Temporary layoff without pay at the instance of Employer.

                    (f) Other unexpected or unusual expenses creating a financial need for which withdrawal is permitted by Treasury Regulation section 1.401(k)-1.

          5.05-9    Withdrawals shall be carried out under the following rules:

                    (a) The withdrawal date shall be fixed by the Committee after application by the participant under Committee procedures.

                    (b) If the withdrawal is requested because of financial hardship, the application shall include a signed statement of the facts causing financial hardship and any other facts required by the Committee. No hardship withdrawal shall be granted unless the participant has borrowed the maximum amount available under 5.06-4 and has withdrawn all amounts available under 5.05-1.

                    (c) The Committee may require a minimum advance notice, may limit the amount and frequency of withdrawals and may delay payment of an approved withdrawal to permit a special valuation, to permit liquidation of necessary assets or for other pertinent reasons.

                    (d) The Committee shall designate which investment fund or funds are to be charged with the withdrawal if more than one fund is involved.

                    (e) Accounts shall be adjusted as of the last regular or special valuation date on or before the withdrawal unless the Committee elects to have a special valuation, which will then control.

                    (f) Withdrawals from post-tax contributions shall be charged in the following order:

                         (1)  Against contributions made before 1987.

                         (2)  Against contributions made after 1986
               and a proportionate share of related earnings.

                         (3)  Against earnings related to
               contributions made before 1987.

     5.06 LOANS TO PARTICIPANTS

          5.06-1    The Committee shall instruct the Trustee to lend money to
a participant or beneficiary as follows:

                    (a) The Committee shall make loans to participants and beneficiaries who are parties in interest under 3(14) of ERISA on a reasonably equivalent basis as follows:

                         (1) The borrower must establish an intention and a reasonably certain capacity to repay the loan and interest when due, and may have not more than two loans outstanding at any time.

                         (2)  A beneficiary shall not be eligible for
               a loan unless all events needed to make the beneficiary's rights unconditional have occurred.

                         (3)  Loans may not be made from ESOP Program
               accounts.

                         (4)  Subject to (3) above, a loan shall be
               available for not less than $1,000 and not more than the limits specified in 5.06-4.

                         (5)  Loans shall not be made available to
               highly compensated employees in an amount greater than the amount available to other employees expressed as a percentage of the account, subject to (4) above.

                    (b) The loan date shall be fixed by the Committee after application by the borrower under Committee procedures.

                    (c) Receipt of a loan shall constitute consent by the participant to withdrawals under 5.06-3 before normal retirement age.

                    (d) Reasonable fees may be charged to the borrower for making and administering the loan.

          5.06-2    Loans shall be secured as follows:

                    (a) A loan shall be secured by the participant's account balances, other than balances in ESOP Program accounts. The loan shall be held as part of the accounts that secure the loan, and any payments of principal and interest and any withdrawals on default shall be credited to or charged against such accounts.

                    (b) All loans shall be secured by an assignment of current pay of the borrower sufficient to service the loan. Termination of the employment producing the pay shall constitute a default.

                    (c) The Committee may require or accept other collateral in its discretion.

          5.06-3    If a loan is not repaid when due, the following shall apply:

                    (a) The Committee shall have the option to declare the entire principal and interest immediately due and payable.

                    (b) The Committee may instruct the Trustee to withdraw from the participant's vested accounts the amount of the loan and interest plus any applicable withholding, or foreclose on any other collateral, or both, as provided below.

                    (c) After age 59 1/2 or termination of service, all or part of a participant's entire vested plan interest may be withdrawn on default.

                    (d) During employment before age 59 1/2, only the following portions of a participant's vested plan interest may be withdrawn on default:

                         (1)  Post-tax contributions and related
               earnings.

                         (2)  Elective contributions, plus earnings
               credited through December 31, 1988 but not later earnings, to the extent the Committee finds a financial hardship under 5.05-8.

                         (3)  Amounts attributable to rollovers and
               unrestricted transfers. A restricted transfer is one that is attributable to amounts that were subject to legally required withdrawal restrictions under the transferor plan and is not an elective transfer under 5.08-2(d).

                    (e) In all cases, withdrawals will be charged first to any post-tax contributions and related earnings. Otherwise, withdrawals will be charged as the Committee may decide against different accounts to which the participant's contributions have been allocated.

          5.06-4    Unless the Committee imposes lower limits on a
nondiscriminatory basis, loans permitted by 5.06-1(a) may be made so long as the aggregate outstanding principal balance of all loans with respect to any participant does not exceed the lesser of the following at the time the loan is made:

                    (a)  50 percent of the participant's vested accounts.

                    (b) $50,000, reduced by any principal payment made on plan loans in the 12 months preceding the date of the loan.

                    (c) 100 percent of the participant's account under the Savings Plan Program.

          5.06-5    The Committee shall fix the terms of payment and interest
rate for loans under the following rules, treating all persons similarly situated alike:

                    (a) All loans shall be evidenced by negotiable promissory notes payable to the Trustee. The maker shall be personally liable on the note regardless of any security.

                    (b) The interest rate shall be a reasonable rate fixed by the Committee based on locally prevailing commercial lending rates at the time for comparable loans.

                    (c) Loans must be payable in not more than five years, unless used to acquire a principal residence of the participant.

                    (d) Loans must be amortized by substantially level principal and interest payments made no less often than quarterly over the loan term. Prepayments shall be allowed.

                    (e)  Loan payments may be suspended during leave under
          3.03 as permitted by applicable law, including under section 414(u)(4) of the Internal Revenue Code.

          5.06-6    Regardless of the payment terms, the following rules shall apply:

                    (a) A loan to an employee-participant shall be immediately due and payable on termination of employment with Employer unless the borrower continues to be a party in interest.

                    (b) The loan shall be in default and 5.06-3 shall apply if the pay assignment lapses by termination of employment or is cancelled.

                    (c) If a participant or beneficiary applies for a distribution or withdrawal of assets that secures an outstanding loan, the distribution or withdrawal shall, to the extent necessary to maintain adequate security, be made by offsetting a corresponding amount of the loan and accrued interest.

          5.06-7    The Committee may suspend or resume making loans as follows:

                    (a) Suspension or resumption shall occur at such time or times as the Committee considers necessary or desirable for proper administration of the plan and orderly investment of trust assets.

                    (b) The Committee may consider, among other things, any of the following:

                         (1)  Cash flow.

                         (2)  Trust liquidity.

                         (3) Minimum amounts needed to diversify investment funds.

                         (4)  Experience in administering and
               collecting loans.

                         (5) Any risk of disqualification of the plan or loss of exemption of the trust.

                         (6)  Any other perceived jeopardy to any
               party under applicable laws and regulations.

          5.06-8    Loans shall be held as a plan investment as follows:

                    (a) All loans shall be held as separate investments for the accounts of the respective borrowers unless the Committee directs the Trustee to hold the loans as investments of one or more pooled investment funds under 10.02-1(a).

                    (b)  The Committee shall decide between the
          alternatives in (a) and may change from one alternative to the other. Such a change shall apply to new loans at any date selected by the Committee and to existing loans as of the next valuation date.

     5.07 ROLLOVERS

          5.07-1    The Committee may approve rollover of funds from a tax
qualified retirement plan or Individual Retirement Account (IRA) if all of the following criteria are met:

                    (a) The individual rolling over the funds is a Qualified Employee of Employer at the time the rollover is made, unless 5.07-3 applies.

                    (b)  The funds come from either of the following:

                         (1)  A qualifying rollover distribution from
               a qualified plan.

                         (2)  An IRA that holds only amounts rolled
               over from one or more total distributions or eligible rollover distributions from other qualified plans and related earnings.

                    (c) The funds are paid to this plan within 60 days after distribution from the other plan or IRA.

                    (d)  The funds do not include any employee
          contributions.

                    (e) The Committee finds that the rollover will not impair the qualified status of this plan.

          5.07-2    A rollover shall be credited to the participant's rollover and transfer account.

          5.07-3    A participant in this plan with a benefit under the
PacifiCorp Retirement Plan who elects a lump sum distribution from the Retirement Plan may elect to roll over such distribution to this plan under the rules set out above whether or not the participant is currently a Qualified Employee of Employer.

     5.08 TRANSFERS BETWEEN PLANS

          5.08-1    The Committee may approve a transfer from this plan
directly into another qualified plan if the following conditions are met:

                    (a) The account is vested and currently distributable under this plan.

                    (b) The individual involved requests that the account be distributed directly to the other plan in which the individual may participate.

                    (c) The plan administrator of the receiving plan has agreed to accept the funds and has affirmed that the receiving plan is authorized to accept the transfer.

          5.08-2    The Committee may direct the Trustee to accept funds
transferred directly to this plan from another qualified plan if all of the following conditions are met:

                    (a) The individual involved has requested the transfer and is a Qualified Employee of Employer at the time the transfer is made.

                    (b) The Committee determines that the transfer will not impair the qualified status of this plan.

                    (c) Subject to (d) below, none of the amount transferred is subject to any distribution requirement that is inconsistent with the distribution options in this plan.

                    (d) A transfer that does not satisfy (c) above may be accepted if it is an elective transfer under Treasury
          Regulation section 1.411(d)-4Q & A-3 and the requirements of the regulation are met.

          5.08-3    An amount received by direct transfer shall be fully vested and shall be accounted for as follows:

                    (a) Amounts derived from post-tax contributions shall be carried in the post-tax contribution account.

                    (b) Amounts derived from employer contributions and forfeitures shall be carried in the rollover and transfer account.


                                      ARTICLE VI

                                 RETIREMENT BENEFITS

     6.01 ENTITLEMENT; RETIREMENT DATES; PARTICIPATION AFTER MANDATORY BENEFIT STARTING DATE

          6.01-1    A participant shall be entitled to benefits on retirement or on reaching the mandatory benefit starting date under 6.05-2.

          6.01-2    Retirement shall occur on termination of employment after
reaching one of the following dates:

                    (a)  Normal retirement date shall be age 65.

                    (b) Deferred retirement date shall be any day after normal retirement date.

          6.01-3    Commencing benefits under 6.05-2(a) while still employed
shall not constitute retirement and shall not prevent continued participation in contributions or forfeiture allocations. Contributions and forfeitures allocated to the account of a participant after the distribution date under 6.04-2 shall be distributed in accordance with 6.04-2 and related provisions.

          6.01-4    If a person receiving benefits is rehired, the benefit
shall not be paid until later termination of employment except as provided in 6.04-2.

     6.02 AMOUNT AND FORM OF BENEFIT

          6.02-1    On retirement the benefit shall be based on the
participant's entire account, whether or not vested, adjusted to the last regular or special valuation on or before distribution. Valuations may be updated under uniformly applied Committee procedures to reflect interim investment gains or losses and for expenses.

          6.02-2    Benefits shall be paid in one or a combination of the
following ways as selected under 6.03-5, subject to 6.04:

                    (a)  By a total or partial lump sum payment.

                    (b) By payment in installments fixed by the recipient subject to 6.04 if all the conditions in 6.02-3 are met.

          6.02-3    Benefits shall be paid in installments under 6.02-2(b)
only if all of the following conditions are met:

                    (a)  The participant's account exceeds $5,000.

                    (b) The installment payment rate is at least $250 per month, adjusted for cost of living changes in the same proportions as the $30,000 limit on annual additions under 4.06-2(a).

                    (c) The installment period does not exceed 15 years from the date of commencement of benefits.

                    (d) The recipient selects the installment form of benefit.

          6.02-4    If payment is by installments, the following shall apply:

                    (a) Installments shall normally be substantially equal over the period of payout. Variations may occur because of changes in the account balances caused by trust investment results. The installment amounts may also be changed by the recipient subject to 6.04 and administrative rules of the Committee.

                    (b) If the participant dies before payment of the entire account, the balance shall be paid as a death benefit under 7.01.

          6.02-5    Unless the participant consents to payment at a slower rate, the following shall apply:

                    (a) Benefits must begin no later than the end of the plan year commencing after date of retirement.

                    (b) A benefit under 6.02-2(b) will not be paid more slowly than substantially equal periodic payments at least annually, over a period not longer than five years.

          6.02-6    Distributions shall be in cash from investment funds that
are not invested in stock of the Company or another Employer. Distributions from funds invested in stock of the Company or another Employer shall be in cash unless the participant elects to receive all such stock in kind under procedures established by the Committee.

          6.02-7    If a person receiving benefits is rehired, the following
shall apply:

                    (a) Subject to 6.04 and (c) below, the participant may elect at any time to stop benefits or to reduce the size of installments.

                    (b) When the participant later terminates, the amount and form of benefit shall be redetermined.

     6.03 DISTRIBUTION SURVIVES DEATH

          If a participant dies before full payment of the accounts, the balance shall be paid as a death benefit under Article VII.

     6.04 APPLICATION FOR BENEFITS; TIME OF DISTRIBUTION

          6.04-1    A participant or beneficiary eligible for benefits must
apply in writing under 9.04 as follows:

                    (a) Application shall be made on a form prescribed by the Committee.

                    (b) Application shall be made between 30 and 90 days before benefits are to start.

          6.04-2    The participant or beneficiary shall select the form of
payment in the application. Absent a selection, benefits shall be paid in a single lump sum.

          6.04-3    Subject to 6.05, the participant or beneficiary shall
select the time of payment in application and the following shall apply:

                    (a) Subject to (b), the Committee shall direct the Trustee to start benefits as soon as reasonably possible after retirement whether or not an application has been filed, if either of the following applies:

                         (1)  The distributable amount has never been
               over $5,000.

                         (2)  The participant has reached the
               mandatory benefit starting date under 6.05-2.

                    (b) The Committee may delay the start of benefits for a reasonable period necessary to process payment but in no event beyond 60 days after the latest of the following:

                         (1)  The end of the plan year of retirement.

                         (2)  The date the amount is known.

                         (3)  The date an application is received.

                    (c) Unless (a) above applies, the Committee shall, between 30 and 90 days before benefits are to start, give the participant an explanation of the distribution options and the right to defer payment until the mandatory benefit starting date.

                    (d) Whether or not (a) applies, the Committee shall give the participant or other eligible recipient an explanation of the following between 30 and 90 days before benefits start:

                         (1)  The right to have a direct rollover
               under 6.04-5, if applicable.

                         (2)  The applicability of mandatory
               withholding if a direct rollover could be elected under 6.04-5 and is not.

                         (3)  The applicable rules on rollover and
               taxation of the distribution as required by
               section 402(f) of the Internal Revenue Code.

          6.04-4    If a matching, fixed or supplementary contribution
account is fully distributed before the final allocation of contributions, a final payment shall be made to the participant promptly after allocation.

          6.04-5    An eligible recipient of an eligible rollover
distribution under 6.04-3(d) may elect before a benefit is paid to have the benefit distributed by a direct rollover into an eligible retirement plan or IRA and the following shall apply:

                    (a) The recipient shall furnish the Committee sufficient information to identify the eligible retirement plan or IRA and the fund holder to whom the direct rollover should be paid.

                    (b) "Eligible retirement plan" means an individual retirement account or annuity, an employer-sponsored qualified retirement trust, or an employer-sponsored qualified annuity plan.

                    (c) "Eligible rollover distribution" means any distribution from the plan other than the following:

                         (1)  One of a series of substantially equal
               periodic payments over life, life expectancy, or a period of 10 years or more.

                         (2)  A payment required by the minimum
               distributions rules under 6.05.

                         (3)  Return of post-tax contributions.

                         (4) Corrective distribution of excess annual additions as described in 4.09-10(a).

                         (5)  Corrective distribution of excess
               deferrals under 4.02-3 or of excess contributions under 4.05-2.

                         (6)  Deemed distributions of participant
               loans.

                    (d) "Eligible recipient" means the participant, the spouse of a deceased participant or a spouse or former spouse who is an alternate payee under a qualified domestic relations order.

     6.05 DISTRIBUTION RULES

          6.05-1    Benefits shall be paid in accordance with the following
overriding rules as provided in Treasury Regulations 1.401(a)(9)-1 and -2.

          6.05-2    Payments to participant shall be subject to the following:

                    (a) Payment shall start by the April 1 after the calendar year in which the participant has reached age
          70 1/2 and either is a five-percent owner under Section 416(i) of the Internal Revenue Code or has terminated employment.

                    (b) Payment shall be made over a period no longer than the life expectancies of the participant and any designated beneficiary. Life expectancies shall not be recalculated after initial determination.

                    (c) If the designated beneficiary is not the spouse and is more than 10 years younger than the participant, the joint life expectancy shall be calculated based on the participant's age as though the age difference were 10 years.

     6.06 RESTRICTIONS ON TRANSFER OF DISTRIBUTED SHARES

          6.06-1    Shares distributed to participants under the plan shall
be transferable only in conformance with applicable state and federal securities laws. Shares distributed may not otherwise be subject to any restrictions on resale.

          6.06-2    If leveraged ADS Shares are distributed, any restrictions
on the transfer of the shares are subject to the following limitations:

                    (a) The participant is required to offer the shares for a period of not more than 14 days to the participant's employer or the plan or both before sale to a third party.

                    (b) The offering price must not be less favorable than the greater of the fair market value of the shares or a bona fide offer from a third party.

                    (c) The other terms of the offer must be at least as favorable as those of the third party.

                    (d) The offer may not be required if the shares are publicly traded, as that is defined by applicable regulations, on a national securities exchange or on a quotation service sponsored by a national securities association.

          6.06-3    Shares distributed may not otherwise be subject to any
restrictions on transfer.

          6.06-4    The right described in 6.06-2 shall continue even if this
plan ceases to be a qualified employee stock ownership plan.

     6.07 RIGHT TO SELL DISTRIBUTED SHARES

          6.07-1    This section shall not apply to ADS Shares that meet the
following criteria as defined by applicable regulations:

                    (a) They are publicly traded on a national securities exchange; or

                    (b) They are publicly traded on a quotation service sponsored by a national securities association; and

                    (c) In either event, they are not subject to a trading limitation.

          6.07-2    If ADS Shares that are not leveraged ADS Shares but that
are subject to this section are distributed from the trust, the holder may require the Company to buy the ADS Shares (subject to 6.07-5) as follows:

                    (a) The ADS Shares must be held by a participant, former participant, beneficiary of a participant, or a person who received the shares by gift from or by reason of the death of a participant or beneficiary, or by the trustee of an individual retirement account of any of the above persons.

                    (b) The holder may elect to sell the ADS Shares 60 days after they are distributed.

                    (c) If the holder does not sell all the ADS Shares under (b), the Company must notify the holder of the value of the ADS Shares as of the end of the plan year of the Company in which the 60- day period ends. The holder may then elect to sell any remaining ADS Shares held within 60 days after receipt of the notice.

                    (d) If the Company is prohibited by federal or state law or regulation from purchasing ADS Shares within the time limits applicable to this provision, PacifiCorp Holdings, Inc., a wholly owned subsidiary of the Company, shall buy the ADS Shares as may be necessary to satisfy the Company's purchase obligation.

                    (e) The periods referred to in (b) and (c) shall exclude any period during which the Company and PacifiCorp Holdings, Inc. are both not permitted by applicable federal or state law or regulation to make a purchase.

          6.07-3    If ADS Shares that are leveraged stock subject to this
section are distributed from the trust, the holder may require the Company to buy the ADS Shares (subject to 6.08-5) as follows:

                    (a) The ADS Shares must be held by a participant, former participant, beneficiary of a participant, or a person who received them by gift from or by reason of the death of a participant or beneficiary.

                    (b) An election to sell must be made by the holder within 15 months after the ADS Shares are distributed excluding any period after distribution during which the Company and PacifiCorp Holdings, Inc. are not permitted by applicable federal or state law to make such a purchase.

                    (c) Where ADS Shares meet the criteria of 6.07-1 when distributed but cease to meet the criteria within 15 months after distribution, the Company must notify the holder that for the remainder of the 15-month period ADS Shares are subject to the election described in 6.07-3(b).
          Notification must be made according to applicable regulations.

                    (d) PacifiCorp Holdings, Inc. shall satisfy the Company's obligation to purchase ADS Shares under the provision in circumstances described in 6.07-2(d).

          6.07-4    The price and terms of payment for a purchase under
6.07-2 and 6.07-3 shall be as follows:

                    (a) The purchase price shall be the fair market value as of the last valuation date or the date of exercise as required by applicable regulations. The fair market value shall be determined by a qualified, independent, reputable person or organization selected by the Trustee and approved by the Committee.

                    (b) The purchase price shall be paid in cash in a lump sum, in substantially equal installments over a period not in excess of the time permitted by (c) and by applicable regulations, or partly in cash and partly in installments. Installment payments may only be made on a repurchase of ADS Shares distributed by lump sum payment.

                    (c) Any amount paid in a lump sum shall be paid within 60 days after the election to sell.

                    (d) The following requirements shall apply to amounts paid by installments:

                         (1) The amounts shall bear interest from the date of the election to sell at the prime commercial rate of the Trustee for short-term borrowings on that date.

                         (2)  The amounts shall be secured by ADS
               Shares or other assets with a value equal to at least 125 percent of the outstanding balance.

                         (3)  The initial installment shall be paid
               within 30 days after the election.

                         (4) Installment payments must be at least as fast as substantially equal periodic payments, not less frequently than annually, over a period not longer than five years.

          6.07-5    The Committee may grant the Trustee an option to assume
the rights and obligations of the Company under 6.07-2 through 6.07-4 if the Trustee has sufficient available assets to do so. The Committee may grant such option any time before the closing of the sale by delivering to the Company and the Trustee a notice authorizing the Trustee to make the purchase. The Committee shall determine the method of payment under 6.07-4.

          6.07-6    The right to sell under this section shall continue even
if this plan ceases to be a qualified employee stock ownership plan.


                                     ARTICLE VII

                           BENEFITS ON DEATH OR DISABILITY

     7.01 BENEFITS ON DEATH

          7.01-1    A deceased participant's vested account, adjusted to the
last regular or special valuation date before payment or segregation and including any final allocation for the year of death, shall be paid as a death benefit to the beneficiary. Valuations may be updated under uniformly applied Committee procedures to reflect interim investment gains or losses and for expenses. Payment shall be made at a time and in a form selected by the recipient, subject to the restrictions set out below, which shall override any inconsistent distribution options. If death occurs before employment terminates, the participant's account shall be fully vested.

          7.01-2    If the participant was past the required beginning date
under 6.05-2(a) before death, the account shall be distributed at least as rapidly as under the method of distribution in effect at death.

          7.01-3    If 7.01-2 does not apply and benefits on death are
payable to a beneficiary other than the surviving spouse, the participant's entire account shall be distributed in a single lump sum within five years after death.

          7.01-4    If 7.01-2 does not apply and benefits on death are
payable to the participant's surviving spouse, payment shall not provide for any of the following:

                    (a) Installments over a period longer than the lesser of the spouse's life expectancy or the period allowed under 6.02-3(c).

                    (b) Installment payments with respect to a benefit less than $5,000 or at a rate less than the rate specified in 6.02-3(b).

                    (c) Benefits to start after the later of the following dates:

                         (1)  The date the participant would have
               attained age 70 1/2.

                         (2)  Five years after death.

          7.01-5    The restrictions of 7.01-2 and 7.02-4 shall be complied
with by distributions in accordance with Treasury Regulations 1.401(a)(9)-1 and 1.401(a)(9)-2.

          7.01-6    Except as provided below or as otherwise elected by the
participant, payment of a death benefit attributable to ADS Shares acquired after December 31, 1986 under the ESOP Program must begin no later than the end of the plan year commencing after the date of death. Such payments must be made in substantially equal annual or more frequent installment payments over not more than five years, unless otherwise elected by the participant. Any ADS Shares acquired with money borrowed by the Trustee need not be distributed until the end of the plan year in which the Trustee's borrowing is repaid.

          7.01-7    If distribution is deferred or payment is by
installments, retained funds shall be invested under 10.02-3(d).

     7.02 DISABILITY

          7.02-1    A participant whose employment ceases because of
disability shall be fully vested.

          7.02-2    A participant is disabled if the Committee determines
that the participant meets the criteria for disability under both of the following:

                    (a) Long-term disability insurance maintained by Employer.

                    (b)  Social Security disability benefits.

          7.02-3    The Committee shall determine the existence of disability
and may have the participant examined by and rely on advice from a medical examiner satisfactory to the Committee in making the determination.

     7.03 DESIGNATION OF BENEFICIARY

          7.03-1    Each participant shall file a designation of
beneficiaries for the Savings Plan Program and for the ESOP Program as follows:

                    (a) A designation under a Prior Savings Plan shall continue in effect for the Savings Plan Program and a designation under a Prior ESOP shall continue in effect for the Prior ESOP Program and shall apply to the ESOP Program until changed by new designations.

                    (b) The designations shall name a specific beneficiary or beneficiaries, which may include a trust. The beneficiaries may be changed from time to time in accordance with these provisions.

                    (c) A designation by a married participant of a beneficiary other than the surviving spouse shall not be effective unless either of the following applies:

                         (1) The spouse executes a consent in writing that acknowledges the effect of the designation and is witnessed by a notary public.

                         (2)  The consent cannot be obtained because
               the spouse cannot be located or because of other circumstances provided by applicable regulations.

                    (d) A determination in good faith by the Committee that (c) has been complied with shall be final and binding if the Committee has exercised proper fiduciary care in making the determination.

                    (e) The designated beneficiary or other recipient described below shall receive any residual benefit after death of a participant.

          7.03-2    If the participant's marital status changes after the
participant has designated a beneficiary, the following shall apply subject to any qualified domestic relations order under 12.06-2.

                    (a) If the participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse consents to it in the manner prescribed above.

                    (b) If the participant is unmarried at death but was married at or after the time that the designation was made, the benefit shall be paid as though the former spouse had predeceased the participant.

                    (c)  If the participant was married when the
          designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse consents to it in the manner prescribed above.

          7.03-3    If a beneficiary dies after the death of a participant
but before full distribution to the beneficiary, any benefit to which the beneficiary was entitled shall be paid to the estate of the deceased beneficiary.

          7.03-4    The following shall apply to any part of a benefit as to
which no valid designation of beneficiary is in effect at death:

                    (a) Subject to (b) and (c) below, the benefit shall be paid in the following order of priority:

                         (1)  To the participant's surviving spouse.

                         (2)  To the participant's surviving children
               in equal shares.

                         (3)  To the participant's estate.

                    (b) If a beneficiary designated under 7.03-1 or 7.03-4 disclaims a benefit, the benefit shall be paid as though that beneficiary had predeceased the participant.

                    (c) If a surviving spouse entitled to a benefit consents after the participant's death to the participant's designation of another beneficiary, the other beneficiary shall be a validly designated beneficiary as to such benefit.

                                     ARTICLE VIII

                       BENEFITS AFTER TERMINATION OF EMPLOYMENT

     8.01 VESTING

          8.01-1    A participant's matching contribution account shall be
vested as follows based on Years of Service under 3.01:


                                                  PERCENT
                      YEARS OF SERVICE             VESTED
                        Less than 1                     0
                            1                          20%
                            2                          40%
                            3                          60%
                            4                          80%
                         5 or more                    100%


          8.01-2    All other accounts of a participant shall be fully vested
at all times.

          8.01-3    A participant who, while employed by Employer, dies,
becomes disabled under 7.02 or becomes eligible for retirement shall be fully vested.

     8.02 DISTRIBUTABLE AMOUNT

          8.02-1    Subject to 8.05, a participant whose employment
terminates for any reason other than retirement, disability under 7.02 or death shall receive only the vested interest under 8.01.

          8.02-2    The amount to be forfeited shall be determined under
8.04-3(a). The amount of the vested benefit shall be based on the last regular or special valuation on or before payment or segregation under 8.03.

     8.03 PAYMENT OF BENEFITS

          8.03-1    Subject to 6.05-2, the participant shall specify the time
of payment in the application under 6.04 and the following shall apply:

                    (a) Except as otherwise required below or as otherwise elected by the participant, payment of a benefit attributable to

          Company stock or ADS Shares acquired after December 31, 1986 under the ESOP Program must be paid at least as fast as substantially equal annual or more frequent installment payments over not more than five years, and must be made by the later of the following dates:

                         (1)  The last day of the fifth plan year
               commencing after employment terminated.

                         (2)  As to any Company stock or ADS Shares
               acquired with money borrowed by the Trustee, the last day of the plan year in which the Trustee's borrowing is repaid.

                    (b) Subject to (c) below, the Committee shall pay benefits as soon as reasonably possible, whether or not an application has been filed, if either of the following applies:

                         (1)  The distributable amount has never been
               over $5,000.

                         (2)  The participant has reached normal
               retirement age.

                    (c) The Committee may delay payment for a reasonable period necessary to process payment but in no event beyond
          60 days after the latest of the following:

                         (1)  The end of the plan year of retirement date.

                         (2)  The date the amount is known.

                         (3)  The date an application is received.

                    (d) Unless (b) above applies, the Committee shall provide the participant, between 30 and 90 days before benefits are to start, with an explanation of the distribution options and the right to defer payment until normal retirement date.

          8.03-2    Benefits shall be paid by a single lump sum, except in
either of the following circumstances payment may, at the participant's election, be made in installments in accordance with 6.02:

                    (a) The participant terminated employment with Employer at or after age 55.

                    (b) The participant participated in the 1996 Enhanced Early Retirement Program of Pacific Telecom, Inc.

          8.03-3    If distribution is deferred, the former participant may
withdraw the entire post-tax contribution account excluding any accumulated earnings or appreciation.

     8.04 FORFEITURE OF UNVESTED AMOUNTS

          8.04-1    The portion of a participant's matching contribution
account that is not vested shall be forfeited at the earlier of:

                    (a) The date on which the participant has no vested interest or the vested interest has been distributed.

                    (b)  The end of the fifth Break in Service Year.

          8.04-2    With respect to forfeitures under the ESOP Program,
leveraged ADS Shares in a participant's matching contribution account shall be forfeited only after all other assets in the participant's matching contribution account have been forfeited.

          8.04-3    Forfeitures shall be accounted for as follows:

                    (a) The amount forfeited shall be based on the balance in the account as of the end of the plan year in which forfeiture occurs, adjusted to reflect distributions during the year.

                    (b) Forfeitures shall first be applied to restore prior forfeitures under 8.05-2. Forfeitures under the ESOP Program or the Savings Plan Program, respectively, shall only be used to restore forfeitures in accounts under the Program from which the forfeitures arose.

                    (c)  Any forfeitures remaining after application under
          (b) shall be utilized as follows:

                         (1)  Forfeitures under matching contribution
               accounts under the ESOP Program shall be applied first to offset plan expenses including matching contributions, and any remaining forfeitures shall be reallocated to participants' accounts as additional fixed contributions. Forfeitures shall not be applied to repay ESOP Loans.

                         (2)  Forfeitures under the Savings Plan
               Program shall be applied to offset Savings Plan
               Program contributions of the Employer by which the participant was last employed.

          8.04-4    A zero vested balance of a participant shall be treated
as though it is distributed immediately when employment terminates.

     8.05 RESTORATION OF FORFEITED AMOUNTS

          8.05-1    If a participant is rehired before a five-year Break in
Service, but after a forfeiture from a matching contribution account because of a distribution under 8.04-1(a), then the forfeited amount, unadjusted for any interim gains or losses, shall be subject to restoration under 8.05-2, and 8.05-4 shall apply. If the rehire occurs after a five-year Break in Service, then no restoration shall occur.

          8.05-2    An amount subject to restoration under 8.05-1 shall be
credited to the participant's matching contribution account as of the first plan-year-end after rehire and satisfaction of the requirement of 8.05-3. Amounts restored shall be derived first from forfeitures for the plan year of restoration, and then from additional Employer contributions.

          8.05-3    In order to receive a restoration under 8.05-1 and
8.05-2, a participant must apply for restoration within the time allowed for repayment under 8.05-4.

          8.05-4    A rehired participant under 8.05-1 may repay the full
amount previously distributed from a partially vested account as follows:

                    (a)  Partial repayments shall not be allowed.

                    (b) Repayment may only be made while the participant remains employed, and may not be made later than five years after rehire.

                    (c) Repaid amounts shall be fully vested and shall be accounted for in such manner as the Committee may decide.

     8.06 VESTING AFTER REHIRE OR WITHDRAWAL

          8.06-1    A participant who is fully vested on termination of
employment shall remain fully vested on rehire.

          8.06-2    The following rules shall apply in determining the future
vested balance of the matching contribution account after rehire of a participant who is not fully vested:

                    (a) If the rehire occurs before a distribution is made from the account or if the participant repays a distribution under 8.04-3 after rehire, the participant's future vested balance shall be determined by applying the vesting schedule to the entire account.

                    (b) If the rehire occurs after distribution is made from the account and before the participant has a five-year Break in Service and no repayment is made under 8.05-4 terminates employment before full vesting, the participant's vested balance shall be determined by taking the following steps:

                         (1)  Multiplying the participant's vesting
               percentage times the sum of the current account balance and the amount previously distributed.

                         (2)  Subtracting the amount previously
               distributed.

                    (c) If the rehire occurs after the participant has a five-year Break in Service, the following shall apply:

                         (1)  Any unforfeited and undistributed
               residue of the participant's partially vested account shall remain fully vested and be carried as a separate account until the participant's future contributions are fully vested.

                         (2)  The forfeited balance shall not be
               restored.

          8.06-3    If a participant who has withdrawn matching contributions
has a termination of employment before full vesting, 8.06-2(b) shall apply as though the withdrawal had been a distribution.


                                      ARTICLE IX

                                 PLAN ADMINISTRATION

     9.01 ADMINISTRATIVE COMMITTEE

          9.01-1    The plan shall be administered by an Administrative
Committee of four or more persons appointed by the Company. The Committee shall have a chair chosen from among its members and a secretary who need not be a member. Minutes shall be kept of all proceedings of the Committee. The Committee may act at a meeting by a majority vote of a quorum present or without a meeting by action recorded in a memorandum signed by a majority of all members. A majority of members shall constitute a quorum.

          9.01-2    Any member of the Committee may resign on 15 days' notice
to the Company. The Company may remove any Committee member without having to show cause. All vacancies on the Committee shall be filled as soon as reasonably practicable. Until a new appointment is made, the remaining members of the Committee shall have authority to act although less than a quorum.

          9.01-3    The Trustee shall be given the names and specimen
signatures of the Committee members, the chair and the secretary. The Trustee shall accept and rely on the names and signatures until notified of a change.

          9.01-4    Documents may be signed for the Committee by the chair,
the secretary or other person designated by the Committee.

     9.02 COMMITTEE POWERS AND DUTIES

          9.02-1    The Committee shall interpret the plan and trust, shall
decide any questions about the rights of participants and their beneficiaries and in general shall administer the plan. Any decision by the Committee shall be final and bind all parties. The Committee shall have absolute discretion to carry out its responsibilities.

          9.02-2    The Committee shall be the plan administrator under
federal laws and regulations applicable to plan administration and shall comply with such laws and regulations. The Chair of the Committee shall be the agent for service of process on the plan at the Company's address.

          9.02-3    The Committee shall keep records of all relevant data
about the rights of all persons under the plan. The Committee shall determine the time, manner, amount and recipient of payment of benefits and the Service of any employee and instruct the Trustee on distributions. Any person having an interest under the plan may consult the Committee at any reasonable time.

          9.02-4    The Committee may delegate all or part of its
administrative duties to one or more agents and may retain advisors to assist it. The Committee may consult with and rely upon the advice of counsel who may be counsel for an Employer. The Committee shall appoint any independent public accountant for the plan.

          9.02-5    Each employer shall furnish the Committee any information
reasonably requested by it for plan administration.

     9.03 COMPANY AND EMPLOYER FUNCTIONS

          9.03-1    Except as provided in 9.03-2, all Company or Employer
functions or responsibilities shall be exercised by the following persons, who may delegate all or any part of these functions:

                    (a)  For the Company, by the President.

                    (b) For any other Employer, by the chief executive officer of the corporation.

          9.03-2    The power to amend or terminate the plan may be exercised
only by the Board of Directors of the Company, except as provided in 9.03-3. The power to fix contributions shall be exercised by the Board of Directors of the Company.

          9.03-3    The President of the Company may amend the plan to make
technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the plan.

          9.03-4    The Board of Directors of the Company or an Employer
shall have no administrative or investment authority or function. Membership on the Board shall not, by itself, cause a person to be considered a plan fiduciary.

     9.04 CLAIMS PROCEDURE

          9.04-1    Any person claiming a benefit, requesting an
interpretation or ruling under the plan or requesting information under the plan shall present the request in writing to the Committee Chair, who shall respond in writing as soon as practicable.

          9.04-2    If the claim or request is denied, the written notice of
denial shall state the following:

                    (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

                    (b) A description of any additional material or information required for review of the claim and an explanation of why it is necessary.

                    (c) An explanation of the plan's claim review procedure.

          9.04-3    Any person whose claim or request is denied or who has
not received a response within 30 days may request review by notice in writing to the Committee Chair. The original decision shall be reviewed by the Committee, who may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          9.04-4    The decision on review shall normally be made within 60
days. If an extension is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

     9.05 EXPENSES

          9.05-1    Members of the Committee shall not be compensated for
services.  The Committee shall be reimbursed for all expenses.

          9.05-2    The Company may elect to pay administrative fees or
expenses and may allocate the cost among the Employers. Otherwise the expenses and fees shall be paid from plan assets. Expenses related to an investment fund under 10.02-1 or 10.02-3 may be charged directly to that fund.

          9.05-3    The Company may elect to pay administrative fees for
participants who are actively employed and not for participants who have terminated employment and elected to leave their accounts in the plan. The Committee may establish a fixed periodic amount to be charged to the accounts of such terminated participants for administration as long as the amount is less than the total administrative fees properly allocable to their accounts.

     9.06 INDEMNITY AND BONDING

          9.06-1    The Company shall indemnity and defend any plan fiduciary
who is an officer, director or employee of Employer from any claim or liability that arises from any action or inaction in connection with the plan subject to the following rules:

                    (a) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interest of the plan.

                    (b) Negligence by the fiduciary shall be covered to the fullest extent permitted by law.

                    (c) Coverage shall be reduced to the extent of any insurance coverage.

          9.06-2    The plan fiduciaries shall be bonded to the extent
required by applicable law for the protection of plan assets.


                                      ARTICLE X

                              INVESTMENT OF TRUST FUNDS

    10.01 ESTABLISHMENT OF TRUST

          Benefits under this plan shall be funded through the PacifiCorp K Plus Employee Savings and Stock Ownership Trust as established by agreement between the Company and a trustee. The trustee shall receive the contributions paid in by Employers, hold and invest them and pay benefits.

    10.02 INVESTMENT FUNDS

          10.02-1   Plan assets shall be held in investment funds, as follows:

                    (a) Savings Plan Program Funds for assets attributable to Prior Savings Plan and New Savings Plan accounts. Such assets shall be pooled for investment in one or more investment funds established by the Committee, which may include funds invested primarily or entirely in stock of the Company or an affiliate.

                    (b) Amounts transferred to the ESOP Program from the PacifiCorp Employee Stock Ownership Plan and Trust, the
          PacifiCorp Bargaining Employees Stock Ownership Plan and
          Trust and the Utah Power Savings Plan shall be invested primarily in ADS Shares.

                    (c) ESOP Program Funds for assets attributable to ESOP Program accounts established in connection with ESOP loans after 1987. Such Funds shall be invested primarily in ADS
          Shares and shall include any separate suspense account funds that hold the proceeds of one or more ESOP Loans, leveraged
          ADS Shares purchased with such proceeds and any dividends and other earnings attributable to the ESOP Loan proceeds and leveraged ADS Shares in the account.

                    (d) Diversified investment funds may be created for ESOP Program Funds as specified by the Committee under 10.02-4.

          10.02-2   The Committee may create new funds, combine two or more
funds or change the objectives of an existing fund. The trustee holding the assets involved and any affected investment manager shall be informed of such action. The Committee shall inform all participants of the fund and the objectives of each.

          10.02-3   Allocation of the account for each participant among the
investment funds under 10.02-1(c) shall be controlled as follows:

                    (a) The participant shall allocate contributions (including transfers under 5.08-1 and rollovers) among the funds and may elect to transfer assets between funds. An allocation once made shall apply to all future contributions unless changed by the participant. If no allocation has been made, the Committee shall determine the fund or funds into which the contributions shall be deposited.

                    (b) All allocations and elections shall be by written notice to the Committee. The Committee shall adopt rules for allocations and transfers, which may restrict amounts, frequency and timing.

                    (c) Transfers shall be made over a reasonable period to allow orderly liquidation and reinvestment of the funds.

          10.02-4   Participants may elect to have their accounts under the
ESOP Program invested in funds other than those specified in 10.02-1(b) or
(c) as follows:

                    (a) A diversification election shall be allowed with respect to each of the six plan years starting with the year during which the participant first qualifies under (b).

                    (b) The diversification election shall only be available to participants who are at least age 55 with 10 or more years of participation in the ESOP Program (including any participation in a plan from which the participants' accounts have been merged or transferred into the ESOP Program), and only if the current fair market value of the securities affected is over $500.

                    (c) With respect to the first five years under (a), a participant may elect in accordance with 10.02-3 to have up to 25 percent of the total ADS Shares attributable to contributions under the ESOP Program invested in alternative investment funds under (e) below rather than the applicable investments under 10.02-1(a) or (c). With respect to the sixth year under (a), the applicable percentage shall be 50 percent. A participant's shares attributable to contributions under the ESOP Program shall be determined on a diversification date with reference to the number of shares acquired by or contributed to the plan and allocated to the participant's account, excluding such shares acquired by or contributed to the plan prior to January 1, 1987 as tax credit contributions and allocated to, and held in, the participant's account for a period of less than 84 months pursuant to Internal Revenue Code section 409(d), minus the number of shares previously diversified by the participant.
          If a person has met the requirements in (b) before the year of first eligibility under (a)(2), the six-year period under this provision shall be measured from the start of the 1991 plan year.

                    (d) Elections under (c) must be made within the first 90 days after the end of the applicable plan year, and shall be carried out within 180 days after the end of the applicable plan year. Diversification elections, once made, become irrevocable following 90 days after the applicable plan year.

                    (e) Investment alternatives under (c) shall be specified by the Committee, and must include at least three options not inconsistent with any applicable regulations under Internal Revenue Code section 401(a)(28). Such investment alternatives may include appropriate investment funds under 10.02-1(b).

                    (f) In lieu of diversification into investment funds under (e), the Committee may direct the Trustee to transfer amounts to be diversified into the Savings Plan Program for investment in funds such as those described in (e).

          10.02-5   Participants and beneficiaries shall be permitted in
accordance with applicable federal regulations to direct the manner of exercise of voting rights on ADS Shares or stock of an affiliate, including fractional shares, allocated to any of their accounts, as follows:

                    (a) The issuer of the stock shall provide the trustee and plan participants with all notices and information provided to its shareholders in connection with the exercise of their voting rights.

                    (b) The issuer of the stock shall solicit proxies from participants to vote the shares allocated to participants' accounts in the same manner as proxies are solicited generally from its shareholders.

                    (c) The Trustee shall exercise the voting rights ADS Shares not voted by participants in proportion to the directions received from other participants for voting ADS Shares.

                    (d) Except as required for trust administration or by law, individual participant voting instructions shall be held by the Trustee in confidence.

          10.02-6   Except as otherwise provided below or required by law,
the Trustee shall exercise voting rights on unallocated ADS Shares held in a suspense account under 10.03-2 in proportion to the directions received from participants for voting ADS Shares allocated to their accounts from the suspense account under the ESOP Program. During the time while no shares have been allocated to participants under a leveraged ESOP suspense account, stock in the account shall be voted in proportion to directions received from participants for voting ADS Shares allocated to participants' accounts under the ESOP Program and the Savings Plan Program.

          10.02-7   If the Trustee receives a tender offer for shares of ADS
Shares or stock of an affiliate, the following shall apply unless otherwise required by law:

                    (a) Tender offer means an offer to acquire stock on terms filed with the Securities and Exchange Commission pursuant to applicable requirements of the Securities
          Exchange Act of 1934, as amended.

                    (b) When a tender offer is received, the Trustee shall inform all participants and beneficiaries of deceased participants whose accounts are affected by the tender offer. The notice shall include both of the following features:

                         (1) Appropriate information about the tender offer.

                         (2)  Provisions for the participant or
               beneficiary to instruct the Trustee in writing whether or not to tender the shares affected, including a reasonable time for returning the instructions to the Trustee.

                    (c) The Trustee shall follow the instructions received under (b). A failure to provide a timely instruction under
          (b) shall be treated as an instruction not to tender the shares.

                    (d) The Trustee shall hold the individual tender offer instructions in confidence as described in 10.02-5(d).

                    (e) The Trustee shall tender unallocated ADS Shares held in a suspense account under 10.03-2 in proportion to the instructions under (c) on allocated shares under the ESOP Program, except to the extent not permitted by any pledge agreement or other such arrangement under which the stock is held as security for an ESOP Loan. During the time while no shares have been allocated to participants under a Leveraged ESOP suspense account, stock in the account shall be tendered in proportion to directions received from participants for tender of ADS Shares allocated to participants' accounts under the ESOP Program and the Savings Plan Program.

          10.02-8   If the manner of exercising voting rights under 10.02-5 or
10.02-6 or responding to a tender offer under 10.02-7 is not permitted by law, then the Trustee shall determine how to exercise the voting rights or how to respond to the tender offer, as applicable. In making such determinations, the Trustee may employ such experts and advisors as it deems helpful or necessary. All reasonable expenses incurred by the Trustee in making such determinations shall be paid from the trust unless paid by the Company.

    10.03 ESOP LOANS

          10.03-1   If authorized in writing by the Committee, the Trustee
may borrow money for trust purposes on the security of certain assets held in a separate trust under the ESOP Program, subject to the following:

                    (a) Money may be borrowed under ESOP Loans to purchase ADS Shares and to repay money borrowed to purchase such ADS Shares only on terms permitted under and subject to the conditions of applicable law and regulations.

                    (b) The interest rate may not exceed a reasonable rate at the time the loan is made.

                    (c) In the event of default on the ESOP Loan, the value of trust assets transferred in satisfaction for the loan shall not exceed the amount of default. If the lender is a disqualified person, the loan must provide that assets transferred on default of the loan will not exceed the amount by which the plan has failed to meet the payment schedule of the loan.

                    (d) The loan must be without recourse against the plan. The only trust assets that may be used as security for a loan to buy leveraged ADS Shares are leveraged ADS Shares purchased with the loan proceeds, and leveraged ADS Shares purchased with the proceeds of a prior ESOP Loan repaid by the current ESOP Loan proceeds.

                    (e) The lender may not have a right to any assets held under the ESOP Program other than the following:

                         (1)  Collateral given for the loan under (d),

                         (2)  Employer contributions (other than any
               contributions of ADS Shares) made to repay the ESOP Loan, and

                         (3)  Earnings on the collateral and the
               employer contributions described in this clause
               (e).

                    (f) Employer matching, fixed and supplemental contributions and income from such contributions and ADS Shares acquired with borrowed money may be used to repay the ESOP loan, as directed by the Company.

                    (g) The ESOP loan must be primarily for the benefit of participants and beneficiaries.

                    (h) Payments during a plan year with respect to a loan under this provision may not exceed amounts under (f) received during the year plus such amounts received during a prior year of the loan, less amounts paid on the loan in a prior year. Contributions and earnings under (f) shall be accounted for separately until the loan is repaid.

          10.03-2   All assets acquired with the proceeds of a loan under
10.03-1 shall be held in a suspense account under 5.01-3 and allocated under 5.03.


                                      ARTICLE XI

                            AMENDMENT; TERMINATION; MERGER

    11.01 AMENDMENT

          11.01-1   The Company may amend this plan under 9.03 at any time,
subject to the following:

                   (a) No amendment shall revest any of the plan assets in any Employer or otherwise modify the plan or trust so that it would not be for the exclusive benefit of eligible employees.

                    (b) No amendment shall reduce the accrued benefit of a participant, or a participant's vested percentage in that accrued benefit, as of the date the amendment is adopted or is effective, whichever is later.

                    (c) No amendment shall increase the Years of Service required for vesting without allowing each participant with at least three Years of Service on the date the amendment is adopted a 60-day period to elect in writing to the Committee to have the prior vesting schedule continue to apply to future benefits under the plan. The 60-day election period shall begin on the latest of the following:

                         (1)  The date the amendment is adopted.

                         (2)  The date the amendment is effective.

                         (3)  The date the participant is provided
               written notice of the amendment.

          11.01-2   Amendments may be made effective retroactively to the extent permitted by applicable law and regulations.

    11.02 TERMINATION

          11.02-1   The Company may terminate this plan or direct the
discontinuance of contributions at any time. In the event of any total or partial termination or discontinuance, the accounts of all affected participants shall fully vest and be nonforfeitable. The Company may request a ruling from the Internal Revenue Service on the effect of termination on the qualification of the plan.

          11.02-2   Subject to 11.02-3, upon termination or discontinuance,
the Company may continue the trust to pay benefits as they mature or liquidate and distribute the relevant portion of the trust fund as follows:

                    (a) If the Employer does not maintain a successor defined contribution plan, the assets may be distributed to employees or transferred to a qualified plan that is not a successor plan.

                    (b) If the Employer maintains a successor defined contribution plan, the assets may be transferred to the successor plan. The assets may not be distributed to employees before termination of employment except as allowed under 5.05 for in-service withdrawals.

                    (c) The net assets transferred or distributed shall be allocated by the Committee among participants and beneficiaries in proportion to their interests.

          11.02-3   No ADS Shares shall be distributed from a tax credit
contribution account under 5.01-1 to any participant who has not terminated employment before the end of the 84th month after the month in which they were allocated to the participant's account.

    11.03 TREATMENT OF EMPLOYERS

          11.03-1   All employees of all Employers, including the Company,
shall be treated as though employed by one Employer for purposes of determining total or partial termination. For this purpose this plan shall be treated as one plan and not as a collection of separate plans of the Employers. If some or all of the employees of an Employer terminate employment, this shall be viewed in the context of the whole plan to determine whether there has been a partial termination or curtailment and whether accelerated vesting is required.

          11.03-2   An Employer may be excluded from the plan with respect to
its employees at any time by the Company. Such exclusion shall not constitute a termination or partial termination of the plan. Employees of the excluded affiliate shall be treated as having terminated employment if the affiliate ceases to maintain its affiliated status. Unless the Committee determines or the Internal Revenue Service rules that the exclusion constitutes a partial termination of the plan, the rights of employees of the excluded affiliate shall not become fully vested and nonforfeitable as a result of the exclusion. If the excluded affiliate retains its affiliated status with the Company, its employees shall continue to accrue Service for the purposes of vesting, but shall not be eligible to participate in contributions and forfeitures with respect to pay after the effective date of the exclusion.

    11.04 MERGER

          If this plan is merged or consolidated with or the assets or liabilities are transferred to any other plan or trust, the benefit that each participant would receive if the plan terminated just afterwards shall be at least as much as if it terminated just before.


                                     ARTICLE XII

                               MISCELLANEOUS PROVISIONS

    12.01 INFORMATION FURNISHED

          The Committee may require satisfactory proof of age, marital status or other data from a participant, spouse or beneficiary. The Committee may adjust any retirement benefit if an error in relevant data is discovered.

    12.02 APPLICABLE LAW

          This plan shall be construed according to the laws of Oregon except as preempted by federal law.

    12.03 PLAN BINDING ON ALL PARTIES

          This plan shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties.

    12.04 NOT CONTRACT OF EMPLOYMENT

          The plan shall not be a contract of employment between an Employer and any employee, and no employee may object to amendment or termination of the plan. The plan shall not prevent any Employer from discharging any employee at any time.

    12.05 NOTICES

          Except as otherwise required or permitted under this plan or applicable law, any notice or direction under this plan shall be in writing and shall be effective when actually delivered or deposited postpaid as first-class mail. Mail shall be directed to the address stated in this plan or in a statement of adoption or to such other address as a party may specify by notice to the other parties. Notice to the Committee shall be sent to the Company's address.

    12.06 BENEFITS NOT ASSIGNABLE; QUALIFIED DOMESTIC RELATIONS ORDERS

          12.06-1   This plan is for the personal protection of the
participants. No vested or unvested interest of any participant or beneficiary may be assigned, seized by legal process, transferred or subjected to the claims of creditors in any way, except as provided in 12.06-2.

          12.06-2   Benefits shall be paid in accordance with a qualified
domestic relations order (QDRO) under section 414(p) of the Internal Revenue Code pursuant to procedures established by the Committee. If the alternate payee's benefit is fully vested and is not required as security for a plan loan, it shall be distributed to the alternate payee as soon as practicable regardless of whether the participant has terminated employment or whether the alternate payee consents to the distribution, unless the QDRO precludes current distribution.

    12.07 NONDISCRIMINATION

          The Company, each Employer and the Committee shall to the fullest extent possible treat all persons who may be similarly situated alike under this plan.

    12.08 NONREVERSION OF ASSETS

          12.08-1   Subject to the following paragraphs, no part of the
contributions or the principal or income of this trust shall be paid to or revested in an Employer or be used other than for the exclusive benefit of the participants and their beneficiaries.

          12.08-2   On termination of the plan amounts shall be returned to
Employer that remain in a suspense account as follows:

                    (a)  Amounts in a forfeiture suspense account under
          8.05 that cannot be allocated because of limitations on annual additions under 4.09.

                    (b) Amounts in an ESOP Loan suspense account that cannot be allocated to participants because of limitations on annual additions under 4.09.

          12.08-3   A contribution may be returned to an Employer to the extent that either of the following applies:

                    (a)  The contribution was made by mistake of fact.

                    (b) A deduction for the contribution under 4.08 is disallowed.

          12.08-4   Return of contributions under 12.08-3 shall be subject
to the following:

                    (a) Any return must occur within one year of the mistaken payment or disallowance of the deduction.

                    (b) The returnable amount shall be reduced by a pro rata share of any investment losses attributable to the contribution and by any amounts that cannot be charged under
          (c) below.

                    (c) The amounts returned shall be charged to participants' accounts in the same proportion as the accounts were credited with the contribution. No participant's account shall be charged more than it was previously credited.

                    (d) If a participant's pre-tax contribution is returned, Employer shall promptly pay the amount to the participant as additional compensation.

                    (e) No contributions shall be returned that are necessary to pay principal or interest on money borrowed to buy ADS Shares.

                    (f) If any part of a tax credit for Employer contributions is recaptured or redetermined, any amounts transferred to the plan in satisfaction of the conditions of the Internal Revenue Code for allowance of the credit shall remain in the plan and shall remain allocated to participants.

    12.09 FORFEITURE OF BENEFITS FOR LOST PERSONS

          12.09-1   If the Committee is unable to locate a participant or
beneficiary to whom a benefit is payable, the benefit shall be forfeited at the end of the plan year in which the Committee determines that the person cannot be located using reasonable efforts. Amounts forfeited under this provision shall be accounted for as follows:

                    (a) The amount forfeited shall be based on the balance of the account as of the forfeiture date.

                    (b) Amounts forfeited shall be applied in accordance with 8.04-3.

          12.09-2   The benefit shall be reinstated if a claim for it is made
by the participant or beneficiary. No adjustment shall be made for any gains or losses in the trust in the amount reinstated for the period between forfeiture and reinstatement. Amounts restored shall be derived first from forfeitures under 8.04 for the plan year of reinstatement, and then from additional Employer contributions.


                                     ARTICLE XIII

                             SPECIAL TOP-HEAVY PLAN RULES

    13.01 APPLICATION OF RULES

          If the plan becomes top-heavy, the rules in this Article shall apply and shall control over any other provisions with which they conflict.

    13.02 DETERMINATION OF TOP-HEAVY STATUS

          13.02-1   The plan shall be top-heavy for a plan year if, as of the
determination date, the plan's top-heavy percentage for the year exceeds 60 percent. The top-heavy percentage is the present value of accrued benefits of all key employees as a percentage of the present value of accrued benefits of all key and non-key employees other than the following:

                    (a)  Former key employees.

                    (b) Former employees who have performed no services for an Employer during the five-year period ending on the determination date.

          13.02-2   The determination date shall be the last day of the
preceding plan year.

          13.02-3   The following plans of Employers and affiliates shall be
considered as one plan for determining top-heaviness:

                    (a)  Any plan in which a key employee participates.

                    (b) Any plan that must be considered in order for a plan in (a) to meet the minimum coverage requirements for qualification under Internal Revenue Code sections 401(a)(4) and 410.

          13.02-4   "Key employee" and "non-key employee" are defined in
section 416(i) of the Internal Revenue Code.

          13.02-5   For purposes of 13.02-1, the present value of a
participant's accrued benefit shall be the account balance as of the determination date, subject to all of the following:

                    (a) Any later Employer contributions allocated as of that date shall be excluded.

                    (b) Nondeductible employee contributions shall be included but amounts attributable to deductible employee contributions shall be excluded.

                    (c) Rollovers and transfers shall be included or excluded as provided in 13.02-6 and 13.02-7.

          13.02-6   Except as provided below, distributions and transfers
made within the plan year ending on the determination date or the four preceding plan years shall be added back to the present value of accrued benefits as of the determination date unless already counted. A transfer out of this plan or distribution that is rolled over shall not be added back if either of the following applies:

                    (a) It goes to a plan maintained by Employer or an affiliate.

                    (b)  It is not initiated by the employee.

          13.02-7   A rollover or transfer accepted into this plan or a
predecessor plan before 1934 shall be included in the present value of accrued benefits. A rollover or transfer accepted after 1983 shall be included only if it satisfies either of the following:

                    (a) It comes from a plan maintained by Employer or an affiliate under 2.01-2.

                    (b)  It is not initiated by the employee.

    13.03 TOP-HEAVY PLAN RESTRICTIONS

          13.03-1   The following provisions shall apply for a plan as of the
first day of any plan year for which the plan is top-heavy.

          13.03-2   Each participant who is a non-key employee employed at
the end of the year shall receive a minimum Employer contribution regardless of whether the participant elects to have contributions under 4.02 or has 1,000 Hours of Service for the year. The minimum contribution (excluding any elective contributions) for a non-key employee shall be the lesser of the following:

                    (a) The largest combined pre-tax and other Employer contribution, expressed as a percentage of compensation, as defined in 4.01-1(b), for any key employee for the year.

                    (b)  Three percent of such compensation.

          13.03-3   The limitation in 4.09-7(d) shall be determined using 1.0 in place of 1.25.


          Company:                 PACIFICORP


                                   By
                                     ----------------------------------------
                                        Keith McKennon
                                        President

                                   Executed:                            , 1999
                                            ---------------------------

                                       RESTATED
                                      APPENDIX A
                                          TO
                                  PACIFICORP K PLUS
                      EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                          PARTICIPANTS IN UTAH SAVINGS PLAN


     Until June 30, 1997 the Company maintained the Utah Power & Light Company Employee Savings & Stock Purchase Plan (the "Utah Savings Plan") for certain employees of the Utah Power & Light Company division covered by collective bargaining agreements. Effective on that date, the Utah Savings Plan was merged into the Savings Plan Program of K Plus. In order to set out special provisions for former participants in the Utah Savings Plan, the Company adopts this Appendix.

     1.   TRANSFER OF ACCOUNTS; INVESTMENTS

          All the assets and liabilities of the Utah Savings Plan shall be transferred to the trustee of K Plus effective July 1, 1997 and shall be held in Savings Plan accounts parallel to accounts held for employees who have
moved to active participation in K Plus in the past.   Such accounts shall be
allocated among investment funds at the direction of the participants as provided in 10.02 of the plan. Employer contributions under K Plus for former participants in the Utah Savings Plan made for periods after June 30, 1997 shall be made to the ESOP Program and invested in Company stock or, after the effective date of the 1999 Restatement, in ADS Shares.

     2.   PRE-TAX CONTRIBUTIONS

          After June 30, 1997, contributions elected by employees who formerly participated in the Utah Savings Plan shall be paid to K Plus as pre-tax contributions. After-tax contributions shall not be permitted. The percentage of compensation elected by the employee as a pre-tax contribution under the Utah Savings Plan as of June 30, 1997 shall remain in effect and shall be applied to compensation as defined in 4.01-1 of K Plus. The ineligibility to re-start contributions for six months following a suspension of contributions, as provided in 5.6 of the Utah Savings Plan document, shall not apply to such employees and is removed from the Utah Savings Plan effective January 1, 1996 in order to conform to administrative practice.

     3.   MATCHING CONTRIBUTIONS

          A participant in K Plus who is a member of IBEW, Local 57 covered by a collective bargaining agreement dated January 26, 1996 shall have matching contributions under K Plus equal to 85 percent of the participant's matchable pre-tax contributions. "Matchable pre-tax contributions" are the participant's pre-tax contributions to K Plus up to a maximum percentage of earnings as provided in the following table:


                   Years                    Maximum
               of Service             Percentage of Earnings
               ----------             ----------------------
                   1 to 4                      3%

                   5 to 9                      4%

                 10 to 14                      5%

                 Over 14                       6%


"Years of Service" for purposes of the table above are Employment Years, measured by anniversaries of the date the employee first performed an Hour of Service, in which the employee has 1,000 or more Hours of Service. Upon completing an additional Year of Service that moves a participant to a higher level under the table, the higher maximum percentage of earnings shall apply to matching of pre-tax contributions starting with the pay period in which the Year of Service is completed. "Earnings" means the regular salary or wages received by the employee from the Company for working times regularly established by agreement or law as "straight time" and including any amounts otherwise deferred under Section 401(k) of the Internal Revenue Code as well as any sick leave or vacation benefits received from the Company while the participant is still employed by the Company, exclusive of any bonuses, overtime, premium pay, per diem payments, overtime meal allowances, long-term disability payments, or other special or additional payments.

     4.   FIXED CONTRIBUTIONS

          A participant in K Plus who is a member of IBEW, Local 57 covered by a collective bargaining agreement dated January 26, 1996 or a succeeding agreement shall have no fixed contributions under K Plus.

     5.   VESTING

          A member of IBEW, Local 57 who had completed the conditions for eligibility to participate in the Utah Savings Plan on June 30, 1997 shall be fully vested in matching contributions to K Plus. A member of such a collective bargaining unit who had not completed the conditions for eligibility to participate in the Utah Savings Plan on that date shall be subject to the regular vesting provisions of K Plus.

     6.   HARDSHIP WITHDRAWALS

          A participant in the Utah Savings Plan who is subject to a 12-month suspension of contributions under 13.1(c) of that plan, shall not be permitted to elect pre-tax contributions to K Plus for the remainder of such 12 months. Hardship withdrawals of pre-tax amounts and related earnings from K Plus after June 30, 1997, including amounts transferred from the Utah Savings Plan, shall be subject to the restrictions of 5.05-8 and 5.05-9 of K Plus and shall not require a 12-month suspension of contributions. After-tax amounts contributed to the Utah Savings Plan and related earnings may be withdrawn under 5.05-1 of K Plus.

     7.   PARTICIPANT LOANS

          Participant loans made from the Utah Savings Plan and transferred to K Plus shall be repaid to K Plus in accordance with their terms. Participant loans to former participants in the Utah Savings Plan, including loans of assets transferred from that plan, shall be made in accordance with the provisions of K Plus.

          Company:                 PACIFICORP


                                   By    KEITH MCKENNON
                                     ---------------------------------------
                                        Keith McKennon
                                        President

                                   Executed:   January 29, 1999

                                      APPENDIX B
                                          TO
                 PACIFICORP EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                           1998 ENHANCED RETIREMENT PROGRAM

          Enhanced retirement benefits shall be paid under the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (K Plus Plan) to eligible employees who elect to participate in the 1998 Enhanced Retirement Program (the Program), as provided below.

     1.   ELIGIBILITY

          A participant who participates in the Program pursuant to the terms of section 1 of Appendix H to the PacifiCorp Retirement Plan shall also be subject to the special provisions in section 2 below.

     2.   K PLUS BENEFITS

          A participant in the Program may elect to receive the participant's account in the K Plus Plan in installments as provided in 6.02 of the K Plus Plan document, regardless of being under age 55 at retirement. A participant in the Program whose account is not paid out in full upon retirement shall be treated the same as regular retirees with respect to account maintenance charges. Participants who elect to receive a lump sum distribution from the PacifiCorp Retirement Plan pursuant to 2.7 of Appendix H to the PacifiCorp Retirement Plan may roll over their lump sum distributions from that plan to the K Plus Plan.

          Company:                 PACIFICORP


                                   By    KEITH MCKENNON
                                     ----------------------------------------
                                        Keith McKennon
                                        President

                                   Executed:  January 29, 1999